UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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AMPHASTAR PHARMACEUTICALS, INC.
(Name of Registrant as Specified In Its Charter)

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AMPHASTAR PHARMACEUTICALS, INC.
11570 6TH STREET
RANCHO CUCAMONGA, CALIFORNIA 91730

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held at 10:00 a.m. Pacific Time on Wednesday, May 27, 2015

Dear Stockholders of Amphastar Pharmaceuticals, Inc.:

Please be advised that the 2015 annual meeting of stockholders (the “Annual Meeting”) of Amphastar Pharmaceuticals, Inc., a Delaware corporation, will be held on Wednesday, May 27, 2015 at 10:00 a.m. Pacific Time, at 11570 6th Street, Rancho Cucamonga, California 91730, for the following purposes, as more fully described in the accompanying proxy statement:

1.           To elect three Class II directors to serve until the 2018 annual meeting of stockholders and until their successors are duly elected and qualified;

2.           To adopt the 2015 Equity Incentive Plan (the “2015 Plan”);

3.           To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2015; and

4.           To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Our board of directors has fixed the close of business on April 2, 2015 as the record date for the Annual Meeting. Only stockholders of record on April 2, 2015 are entitled to notice of and to vote at the Annual Meeting. Further information regarding voting rights and the matters to be voted upon is presented in the accompanying proxy statement. If you plan on attending this year’s Annual Meeting as a stockholder, you must bring an admission ticket, as explained on page 3 of the proxy statement.

On or about April 10, 2015, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement and our 2015 annual report. This Notice provides instructions on how to vote via the Internet or by telephone and includes instructions on how to receive a paper copy of our proxy materials by mail. This proxy statement and our annual report can be accessed directly at the following Internet address: http://ir.amphastar.com/annuals-proxies.cfm. All you have to do is enter the control number located on your proxy card.

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting, we urge you to submit your vote via the Internet, telephone or mail.

We appreciate your continued support of Amphastar Pharmaceuticals, Inc. and look forward to either greeting you personally at the Annual Meeting or receiving your proxy.

By order of the Board of Directors,

Jack Yongfeng Zhang
Chief Executive Officer, Chief Scientific Officer and Director

Mary Ziping Luo
Chief Operating Officer, Chief Scientist and Chairman

Rancho Cucamonga, California
April 8, 2015

AMPHASTAR PHARMACEUTICALS, INC.

PROXY STATEMENT
FOR 2015 ANNUAL MEETING OF STOCKHOLDERS
To Be Held at 10:00 a.m. Pacific Time on Wednesday, May 27, 2015

This proxy statement and the enclosed form of proxy are furnished in connection with the solicitation of proxies by our board of directors for use at the 2015 annual meeting of stockholders of Amphastar Pharmaceuticals, Inc., a Delaware corporation, and any postponements, adjournments or continuations thereof (the “Annual Meeting”). The Annual Meeting will be held on Wednesday, May 27, 2015 at 10:00 a.m. Pacific Time, at 11570 6th Street, Rancho Cucamonga, California 91730. The Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access this proxy statement and our annual report is first being mailed on or about April 10, 2015 to all stockholders entitled to vote at the Annual Meeting.

The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement and references to our website address in this proxy statement are inactive textual references only.

What matters am I voting on?

You will be voting on:

•	the election of three Class II directors to serve until the 2018 annual meeting of stockholders and until their successors are duly elected and qualified;

•	a proposal to adopt the 2015 Equity Incentive Plan (the “2015 Plan”);

•	a proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2015; and

•	any other business as may properly come before the Annual Meeting.

How does the board of directors recommend I vote on these proposals?

Our board of directors recommends a vote:

•	“FOR” the election of Mary Ziping Luo, Michael A. Zasloff and Howard Lee as Class II directors;

•	“FOR” the adoption of the 2015 Plan; and

•	“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2015.

Who is entitled to vote?

Holders of our common stock as of the close of business on April 2, 2015, the record date, may vote at the Annual Meeting. As of the record date, there were 44,659,437 shares of our common stock outstanding. In deciding all matters at the Annual Meeting, each stockholder will be entitled to one vote for each share of our common stock held by them on the record date. We do not have cumulative voting rights for the election of directors.

Registered Stockholders. If shares of our common stock are registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to those shares, and the Notice was provided to you directly by us. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote in person at the Annual Meeting.

Street Name Stockholders. If shares of our common stock are held on your behalf in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of those shares held in “street name,” and the Notice was forwarded to you by your broker or nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker or nominee as to how to vote your shares. Beneficial owners are also invited to attend the Annual Meeting. However, since a beneficial owner is not the stockholder of record, you may not vote your shares of our common stock in person at the Annual Meeting unless you follow your broker’s procedures for obtaining a legal proxy. If you request a printed copy of our proxy materials by mail, your broker or nominee will provide a voting instruction card for you to use. Throughout this proxy, we refer to stockholders who hold their shares through a broker, bank or other nominee as “street name stockholders.”

How many votes are needed for approval of each proposal?

•
Proposal No. 1: Each director to be elected by the stockholders of the corporation shall be elected by the affirmative vote of a majority of the votes cast with respect to such director by the shares present or represented by proxy at the Annual Meeting at which a quorum is present and entitled to vote thereon. “Majority of the votes cast” means that the number of votes cast “for” a candidate for director exceeds the number of votes cast “against” that director.  Stockholders will be given the choice to cast votes “for” or “against” the election of each director or to “abstain” from such vote.  Please note that abstentions are considered votes present and entitled to vote on this proposal, and thus, will have the same effect as a vote “against” the proposal. Broker non-votes will have no effect on the outcome of this proposal.

•
Proposal No. 2: The adoption of the 2015 Plan requires the affirmative vote of a majority of the voting power of the shares present or represented by proxy at the Annual Meeting at which a quorum is present and entitled to vote thereon. Please note that abstentions are considered votes present and entitled to vote on this proposal, and thus, will have the same effect as a vote “against” the proposal. Broker non-votes will have no effect on the outcome of this proposal.

•
Proposal No. 3: The ratification of the appointment of Ernst & Young LLP requires the affirmative vote of a majority of the voting power of the shares present or represented by proxy at the Annual Meeting at which a quorum is present and entitled to vote thereon. Please note that abstentions are considered votes present and entitled to vote on this proposal, and thus, will have the same effect as a vote “against” the proposal. Broker non-votes will have no effect on the outcome of this proposal.

What is a quorum?

A quorum is the minimum number of shares required to be present at the Annual Meeting for the Annual Meeting to be properly held under our amended and restated bylaws and Delaware law. The presence, in person or by proxy, of a majority of all issued and outstanding shares of our common stock entitled to vote at the Annual Meeting will constitute a quorum at the Annual Meeting. Abstentions, withhold votes and broker non-votes are counted as shares present and entitled to vote for purposes of determining a quorum.

How do I vote?

If you are a stockholder of record, there are four ways to vote:

•	by Internet at http://www.proxyvote.com, 24 hours a day, seven days a week, until 11:59 p.m. on May 26, 2015 (have your proxy card in hand when you visit the website);

•	by toll-free telephone at 1-800-690-6903 (have your proxy card in hand when you call);

•	by completing and mailing your proxy card (if you received printed proxy materials); or

•	by written ballot at the Annual Meeting.

If you are a street name stockholder, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to instruct your broker, bank or other nominee on how to vote your shares. Street name stockholders should generally be able to vote by returning an instruction card, or by telephone or on the Internet. However, the availability of telephone and Internet voting will depend on the voting process of your broker, bank or other nominee. If you are a street name stockholder, you may not vote your shares in person at the Annual Meeting unless you obtain a legal proxy from your broker, bank or other nominee.

Can I change my vote?

Yes. If you are a stockholder of record, you can change your vote or revoke your proxy any time before the Annual Meeting by:

•	entering a new vote by Internet or by telephone;

•	returning a later-dated proxy card;

•	notifying the Secretary of Amphastar Pharmaceuticals, Inc., in writing, at Amphastar Pharmaceuticals, Inc., 11570 6th Street, Rancho Cucamonga, California 91730; or

•	completing a written ballot at the Annual Meeting.

If you are a street name stockholder, your broker, bank or other nominee can provide you with instructions on how to change your vote.

What do I need to do to attend the Annual Meeting in person?

Seating will begin at 9:00 a.m. and the meeting will begin at 10:00 a.m.  On the day of the meeting, each stockholder will be required to present valid picture identification such as a driver’s license or passport.  Street name stockholders will also be required to present proof of beneficial ownership as of April 2, 2015, the record date, such as your most recent account statement(s) reflecting your stock ownership as of March 31, 2015, along with a copy of the voting instruction card provided by your broker, bank, trustee or other nominee or similar evidence of ownership.

Use of cameras, recording devices, computers and other personal electronic devices will not be permitted at the Annual Meeting. Photography and video are prohibited at the Annual Meeting.

Please allow ample time for check-in. For security reasons, stockholders should be prepared and may be required to pass through metal detectors prior to entering the Annual Meeting. Please note that large bags and packages will not be allowed at the Annual Meeting. Persons will be subject to search.

What is the effect of giving a proxy?

Proxies are solicited by and on behalf of our board of directors. Jack Yongfeng Zhang, Jason B. Shandell and William J. Peters have been designated as proxies by our board of directors. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our board of directors as described above. If any matters not described in this proxy statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote the shares. If the Annual Meeting is adjourned, the proxy holders can vote the shares on the new Annual Meeting date as well, unless you have properly revoked your proxy instructions, as described above.

Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?

In accordance with the rules of the Securities and Exchange Commission (the “SEC”), we have elected to furnish our proxy materials, including this proxy statement and our annual report, primarily via the Internet. The Notice containing instructions on how to access our proxy materials is first being mailed on or about April 10, 2015 to all stockholders entitled to vote at the Annual Meeting. Stockholders may request to receive all future proxy materials in printed form by mail or electronically by e-mail by following the instructions contained in the Notice. We encourage stockholders to take advantage of the availability of our proxy materials on the Internet to help reduce the environmental impact of our annual meetings of stockholders.

How are proxies solicited for the Annual Meeting?

Our board of directors is soliciting proxies for use at the Annual Meeting. All expenses associated with this solicitation will be borne by us. We will reimburse brokers or other nominees for reasonable expenses that they incur in sending our proxy materials to you if a broker or other nominee holds shares of our common stock on your behalf.

Is my vote confidential?

Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Amphastar Pharmaceuticals, Inc. or to third parties, except as necessary to meet applicable legal requirements, to allow for the tabulation of votes and certification of the vote, or to facilitate a successful proxy solicitation.

How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?

Brokerage firms and other intermediaries holding shares of our common stock in street name for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker will have discretion to vote your shares on our sole “routine” matter: the proposal to ratify the appointment of Ernst & Young LLP. Your broker will not have discretion to vote on  either the election of directors or the adoption of the 2015 plan, which are “non-routine” matters, absent direction from you.

Where can I find the voting results of the Annual Meeting?

We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Annual Meeting, we will file a Current Report on Form 8-K to publish preliminary results and will provide the final results in an amendment to such Current Report on Form 8-K as soon as they become available.

I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of the Notice and, if applicable, our proxy materials to multiple stockholders who share the same address unless we have received contrary instructions from one or more of the stockholders. This procedure reduces our printing costs, mailing costs, and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice and, if applicable, our proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these materials. To receive a separate copy, or, if a stockholder is receiving multiple copies, to request that we only send a single copy of the Notice and, if applicable, our proxy materials, such stockholder may contact us at the following address:

Amphastar Pharmaceuticals, Inc.
Attention: Investor Relations
11570 6th Street
Rancho Cucamonga, California 91730

Stockholders who beneficially own shares of our common stock held in street name may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.

What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?

Stockholder Proposals

Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the next annual meeting of stockholders by submitting their proposals in writing to our Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2016 annual meeting of stockholders, our Secretary must receive the written proposal at our principal executive offices not later than December 9, 2015. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals should be addressed to:

Amphastar Pharmaceuticals, Inc.
Attention: Secretary
11570 6th Street
Rancho Cucamonga, California 91730

Our amended and restated bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our amended and restated bylaws provide that the only business that may be conducted at an annual meeting is business that is (i) brought before the meeting by the corporation and specified in the notice of meeting given by or at the direction of our Board of Directors, (ii) brought before the meeting by or at the direction of our Board of Directors, or (iii) otherwise properly brought before the meeting by a stockholder who (A) was a stockholder of record both at the time of giving the notice and at the time of the meeting, (B) is entitled to vote at the meeting, and (C) has complied with all of the notice procedures set forth in our bylaws.

To be timely for our 2016 annual meeting of stockholders, our Secretary must receive the written notice at our principal executive offices:

•	not earlier than January 28, 2016; and

•	not later than the close of business on February 27, 2016.

In the event that we hold our 2016 annual meeting of stockholders more than 30 days before or more than 30 days after the one-year anniversary of the Annual Meeting, then notice of a stockholder proposal that is not intended to be included in our proxy statement must be received no earlier than the close of business on the 120th day before such annual meeting and no later than the close of business on the later of the following two dates:

•	the 90th day prior to such annual meeting; or

•	the 10th day following the day on which public disclosure of the date of such annual meeting was made.

If a stockholder who has notified us of his, her or its intention to present a proposal at an annual meeting does not appear to present his, her or its proposal at such annual meeting, we are not required to present the proposal for a vote at such annual meeting.

Nomination of Director Candidates

You may propose director candidates for consideration by our nomination committee. Any such recommendations should include the nominee’s name and qualifications for membership on our board of directors and should be directed to our Secretary at the address set forth above. For additional information regarding stockholder recommendations for director candidates, see “Board of Directors and Corporate Governance—Stockholder Recommendations for Nominations to the Board of Directors.”

In addition, our amended and restated bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our amended and restated bylaws. In addition, the stockholder must give timely notice to our Secretary in accordance with our amended and restated bylaws, which, in general, require that the notice be received by our Secretary within the time period described above under “Stockholder Proposals” for stockholder proposals that are not intended to be included in a proxy statement.

Availability of Bylaws

A copy of our amended and restated bylaws may be obtained by accessing our filings on the SEC’s website at http://www.sec.gov.  You may also contact our Secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Our business affairs are managed under the direction of our board of directors, which is currently composed of nine members. Six of our directors are independent within the meaning of the listing standards of the NASDAQ Stock Market LLC. Our board of directors is divided into three staggered classes of directors. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the same class whose term is then expiring.

The following table sets forth the names, ages as of March 31, 2015, and certain other information for each of the directors with terms expiring at the Annual Meeting (who are also nominees for election as a director at the Annual Meeting) and for each of the continuing members of our board of directors:

	Class	Age	Position	Director Since	Current Term Expires	Expiration of Term For Which Nominated
Directors with Terms expiring at the Annual Meeting/Nominees
Mary Ziping Luo	II	65	Chief Operating Officer, Chief Scientist and Chairman of the Board of Directors	1996	2015	2018
Howard Lee (1)(2)	II	53	Director	2008	2015	2018
Michael A. Zasloff (1)	II	69	Director	2005	2015	2018
Continuing Directors
Jack Yongfeng Zhang	III	68	Chief Executive Officer, Chief Scientific Officer and Director	1996	2016	—
Richard Prins (3)	III	58	Director	2002	2016	—
Stephen B. Shohet (2)(3)	III	80	Director	2010	2016	—
Jason B. Shandell	I	41	President and Director	2010	2017	—
Richard Koo (2)	I	74	Director	2003	2017	—
Floyd F. Petersen (1)(3)	I	71	Director	2004	2017	—
________________
(1)	Member of the nomination committee
(2)	Member of the audit committee
(3)	Member of the compensation committee

Nominees for Director

Mary Z. Luo, Ph.D. co-founded our company in 1996 and has served as our Chief Operating Officer and chairman of our board of directors since our inception and as Secretary from 1997 to April 2004. Dr. Luo has also served as our Chief Scientist since 2005. Dr. Luo co-founded APCL in May 1989 where she held the position of Chief Operating Officer. Dr. Luo is a professor emeritus of chemistry at California State Polytechnic University, Pomona and is named as the inventor on several U.S. and foreign patents. Dr. Luo received a Ph.D. in chemistry from Princeton University and was a Post Doctoral Research Associate at the California Institute of Technology.

We believe Dr. Luo’s experience in the pharmaceutical industry and as one of our founders qualifies her to serve on our board of directors.

Howard Lee, Ph.D. has served as a member of our board of directors since August 2007. He previously served as a member of the board of our subsidiary, IMS, from 1998 to 2002 and on our board of directors from 2002 to 2004. Dr. Lee is currently the partner at the CID Group, a prominent investment group in the greater China area, where he has worked since March 2012. From 2009 to 2010 he was the Chief Investment Officer at UniMed Venture Management Inc., a biotech venture capital firm. Prior to joining UniMed in July 2009, he was a Managing Director at Silver Biotech Management, Inc. from July 2006 to June 2009. Dr. Lee served as President and CEO of CDIB Biotech USA Investment Co. Ltd. from 2000 to 2006 and as Vice President of China Development Industrial Bank, an investment bank in Taiwan, from October 1995 to June 2006. He also serves as a director for the Development Center of Biotechnology in Taiwan. Dr. Lee earned his B.Sc. at Fu-Jen University (Taiwan), his M.Sc. and Ph.D. degrees in chemistry from the University of Southern California in Los Angeles in 1988 and 1990, respectively, and completed his postdoctoral research at the Loker Hydrocarbon Research Institute of the University of Southern California.

We believe Dr. Lee’s vast experience in biotech venture capital consulting qualifies him to serve on our board of directors.

Michael A. Zasloff, M.D., Ph.D. has served as a member of our board of directors since October 2005. Dr. Zasloff has been the Professor of Surgery and Pediatrics at the Georgetown University School of Medicine since 2002, and was also the Dean of Research and Translational Science from 2002 until 2004. Between 2004 and 2007, Dr. Zasloff served as Vice President and Senior Analyst (Life Sciences) at Ferris, Baker Watts, Inc. From 1992 to 2001 Dr. Zasloff served as Executive Vice President and Vice Chairman of Magainin Pharmaceuticals Inc., a biopharmaceutical company which he founded. From 1988 until 1992, Dr. Zasloff served as the Charles E.H. Upham Professor in the Department of Pediatrics and Genetics at the University of Pennsylvania School of Medicine, and Chief, Division of Human Genetics and Molecular Biology at The Children’s Hospital of Philadelphia. From 1982 until 1988, Dr. Zasloff was Chief of the Human Genetics Branch at the National Institutes of Child Health and Human Development, National Institutes of Health. Dr. Zasloff received a B.A. from Columbia College in biochemistry and holds an M.D., Ph.D. from the New York University School of Medicine. Dr. Zasloff is named the inventor on over 40 patents.

We believe Dr. Zasloff’s expertise and experience in the biopharmaceutical industry qualifies him to serve on our board of directors.

Continuing Directors

Jack Yongfeng Zhang, Ph.D. co-founded our company in 1996 and has served as our Chief Executive Officer and a member of our board of directors since our inception and as our President from 1996 until June 2013. Dr. Zhang has also served as our Chief Scientific Officer since 2005. Dr. Zhang co-founded Applied Physics & Chemistry Laboratories, Inc., or APCL, a full service chemical analytical laboratory, in May 1989, where he held the position of President until October 2002. Dr. Zhang is named as the inventor on several U.S. and foreign patents. He received a Ph.D. in chemistry from the State University of New York at Stony Brook and was a Post Doctoral Research Associate at the California Institute of Technology.

We believe Dr. Zhang’s experience in the pharmaceutical industry and as one of our founders qualifies him to serve on our board of directors.

Richard Prins has served as a member of our board of directors since February 2002. Since 2008, Mr. Prins has been a private investor and involved in various charitable organizations. Mr. Prins also volunteers as acting head of U.S. Operations for Advancing Native Missions and on the boards of directors of India Globalization Capital and Hilbert Technology. Mr. Prins was the Director of Investment Banking for Ferris, Baker Watts, Inc., or FBW, from 1996 until June 2008 when FBW was acquired by Royal Bank of Canada and served as a consultant to Royal Bank of Canada Capital Markets through December 2008. Prior to FBW, Mr. Prins was a Managing Director from July 1988 to April 1996 at Crestar Bank (now SunTrust Bank) in charge of mergers and acquisitions. Mr. Prins began his career in 1983 as the Assistant to the Chairman of the leverage buyout company, Tuscarora Corp., where he held various positions until July 1988. Mr. Prins received a B.A. in liberal arts from Colgate University and an M.B.A. from Oral Roberts University.

We believe that Mr. Prins’ experience in corporate finance and investment banking qualifies him to serve on our board of directors.

Stephen B. Shohet, M.D. has served as a member of our board of directors since December 2010. Dr. Shohet has been the Professor of Laboratory Medicine and Professor of Medicine at the University of California, San Francisco since 1976 and became an Emeritus Professor in 2004. In 1976, Dr. Shohet also became Director of the Cancer Research Institute at the University of California, San Francisco. Dr. Shohet received an A.B. from Harvard College in English literature and holds an M.D. from Harvard Medical School. He is Board Certified by the American Board of Internal Medicine.

We believe that Dr. Shohet’s medical background as well as his years of experience in scientific academia qualifies him to serve on our board of directors.

Jason B. Shandell, J.D., M.B.A. has served as our President since June 2013. Mr. Shandell also served as our interim Chief Financial Officer from August 2013 to April 2014 and as our General Counsel and Secretary from December 2008 and our Senior Vice President of legal matters from 2012 until his promotion to President. Mr. Shandell has served as a member of our board of directors since 2010. Mr. Shandell also served as Corporate Counsel from March 2008 until his promotion to General Counsel and Secretary. From 2006 to 2008, Mr. Shandell was the Director of Technology at Move, Inc., an online real estate company. From 2004 to 2005, Mr. Shandell was Corporate Counsel at Amgen, Inc. From 2000 to 2004, Mr. Shandell was an Associate at the law firm of Shaw Pittman LLP. Mr. Shandell received a B.A. in psychology from the University of California, Santa Barbara in 1996 and a J.D. and an M.B.A. from the University of Southern California in 2000. Mr. Shandell was admitted to practice law in the state of California in December 2000.

We believe that Mr. Shandell’s experience as an executive in the pharmaceutical industry and legal training qualifies him to serve on our board of directors.

Richard Koo, CPA has served as a member of our board of directors since August 2003 and also served as a member of our board of directors from January 1997 to February 2002. Mr. Koo has been the managing partner of Koo, Chow and Company, Certified Public Accountants since 1979, CEO and President of K.C. Group International Inc. since February 2003 and a Director of EverTrust Bank since January 2009. Prior to Koo, Chow and Company, Mr. Koo worked with PricewaterhouseCoopers LLP in various public offering audit assignments. Mr. Koo has worked as a finance and taxation expert for the United Nations. Mr. Koo received a B.S. in management from the National Taiwan University and an M.B.A. in accounting from San Jose State University.

We believe that Mr. Koo’s past experience and expertise in the field of finance and taxation qualifies him to serve on our board of directors.

Floyd F. Petersen, M.P.H. has served as a member of our board of directors since August 2004. From 1986 to the present, Mr. Petersen has been an Assistant Professor of Biostatistics at Loma Linda University Schools of Public Health, Medicine, and Nursing. From 1990 to 2010, Mr. Petersen served as Director of the Loma Linda University Health Research Consulting Group, which consults on health research study design and data analysis. Mr. Petersen was a member of the Loma Linda, California City Council from 1990 to 2010 and served as the Mayor of Loma Linda from 1996 to 2006. Mr. Petersen is currently the vice-chair and a board member of Vtrans, a non-profit, quasi-governmental agency. Mr. Petersen earned an M.P.H. from Loma Linda University with concentrations in Biostatistics and Health Administration.

We believe that Mr. Petersen’s years of experience in scientific academia and consulting qualifies him to serve on our board of directors.

Director Independence

Our common stock is listed on the Nasdaq Global Select Market. Under the listing standards of NASDAQ Stock Market LLC, independent directors must comprise a majority of a listed company’s board of directors. In addition, the listing standards of NASDAQ Stock Market LLC require that, subject to specified exceptions, each member of a listed company’s audit and compensation committees be independent. While the listing standards of NASDAQ Stock Market LLC do not require a nomination committee, the functions normally undertaken by a nomination committee must, in most cases, be performed by independent directors.  Under the listing standards of NASDAQ Stock Market LLC, a director will only qualify as an “independent director” if, in the opinion of that listed company’s board of directors, that director does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the listing standards of NASDAQ Stock Market LLC. In addition, compensation committee members must also satisfy the independence criteria set forth under the listing standards of NASDAQ Stock Market LLC.

Our board of directors has undertaken a review of the independence of each director. Based on information provided by each director concerning his background, employment and affiliations, our board of directors has determined that Messrs. Koo, Petersen and Prins and Drs. Lee, Shohet and Zasloff do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the listing standards of NASDAQ Stock Market LLC. In making these determinations, our board of directors considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director, and the transactions involving them described in the section titled “Related Party Transactions.”

Board Leadership Structure

We believe that the structure of our board of directors and its committees provides strong overall management of our company. While the Chairman of our board of directors and our Chief Executive Officer roles are separate, our current Chairman, Mary Ziping Luo, is not independent under the listing standards of NASDAQ Stock Market LLC as a result of her employment with us. Our board of directors believes that, given the perspective and experience Dr. Luo brings as one of our founders, Dr. Luo’s service as our Chairman is appropriate and is in the best interests of our board of directors, our company and our stockholders.

Our Chief Executive officer, Jack Yongfeng Zhang, is responsible for setting the strategic direction of our company, the general management and operation of the business and the guidance and oversight of senior management. In her capacity as Chief Operating Officer and Chief Scientist, Dr. Luo is also responsible for operation of the business and the guidance and oversight of senior management.  In her capacity as Chairman of our board of directors, Dr. Luo monitors the content, quality and timeliness of information sent to our board of directors and is available for consultation with our board of directors regarding the oversight of our business affairs.

Family Relationships

Dr. Zhang, our Chief Executive Officer, Chief Scientific Officer and a Director, and Dr. Luo, our Chief Operating Officer, Chief Scientist and Chairman, are husband and wife.

Lead Independent Director

The independent directors of the Company meet in executive session without management on a regularly scheduled basis. Our board of directors has not formally designated a Lead Independent Director.

Board Meetings and Committees

During our fiscal year ended December 31, 2014, the board of directors held five meetings (including regularly scheduled and special meetings), and each director attended at least 80% of the aggregate of (i) the total number of meetings of our board of directors held during the period for which he or she has been a director and (ii) the total number of meetings held by all committees of our board of directors on which he or she served during the periods that he or she served.

Although we do not have a formal policy regarding attendance by members of our board of directors at annual meetings of stockholders, we encourage, but do not require, our directors to attend.

Our board of directors has established an audit committee, a compensation committee and a nomination committee. The composition and responsibilities of each of the committees of our board of directors is described below. Members will serve on these committees until their resignation or until as otherwise determined by our board of directors.

Audit Committee

Our audit committee currently consists of Mr. Koo, who is the chair of the committee, Dr. Shohet and Dr. Lee, each of whom are independent in accordance with the NASDAQ Stock Market LLC and SEC standards. Mr. Koo is an “audit committee financial expert” as the term is defined under SEC regulations. The audit committee operates under a written charter. The functions of the audit committee include:

•	overseeing the engagement of our independent registered accounting firm;

•	reviewing our audited financial statements and discussing them with the independent registered accounting firm and our management;

•	meeting with the independent registered accounting firm and our management to consider the adequacy of our internal controls; and

•	reviewing our financial plans, reporting recommendations to our full board of directors for approval and authorizing actions.

Both our independent registered accounting firm and internal financial personnel regularly meet with our audit committee and have unrestricted access to the audit committee.

Our audit committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of NASDAQ Stock Market LLC. A copy of the charter of our audit committee is available on the Corporate Governance portion of our website at http://ir.amphastar.com/corporate-governance.cfm.  During 2014, our audit committee held six meetings.

Compensation Committee

Our compensation committee currently consists of Mr. Prins, who is the chair of the committee, Mr. Petersen and Dr. Shohet, each of whom are independent in accordance with the NASDAQ Stock Market LLC standards. Each member of our compensation committee is also a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act, and an outside director, as defined pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended. The compensation committee operates under a written charter. The functions of the compensation committee include:

•
reviewing and, if deemed appropriate, recommending to our board of directors policies, practices and procedures relating to the compensation of our directors, officers and other managerial employees and the establishment and administration of our employee benefit plans;

•	determining or recommending to the board of directors the compensation of our executive officers; and

•	advising and consulting with our officers regarding managerial personnel and development.

Our compensation committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of NASDAQ Stock Market LLC. A copy of the charter of our audit committee is available on the Corporate Governance portion of our website at http://ir.amphastar.com/corporate-governance.cfm.  During 2014, our compensation committee held five meetings.

Nomination Committee

Our nomination committee consists of Dr. Zasloff, who is the chair of the committee, Mr. Petersen and Dr. Lee, each of whom are independent in accordance with the NASDAQ Stock Market LLC standards. The nomination committee operates under a written charter. The functions of the nomination committee include:

•	establishing standards for service on our board of directors;

•	identifying individuals qualified to become members of our board of directors and recommending director candidates for election or re-election to our board; and

•	considering and making recommendations to our board of directors regarding the size and composition of the board of directors, committee composition and structure and procedures affecting directors.

Our nomination committee operates under a written charter that satisfies the requirements for directors performing nominating functions under the listing standards of NASDAQ Stock Market LLC. A copy of the charter of our nomination committee is available on the Corporate Governance portion of our website at http://ir.amphastar.com/corporate-governance.cfm. During 2014, our nomination committee held three meetings.

Compensation Committee Interlocks and Insider Participation

None of the members of the compensation committee is or has ever been one of our officers or employees. None of our executive officers serve, or in the past have served, as a member of the compensation committee or on the board of directors of any entity that has one or more executive officers serving on our board of directors or compensation committee.

Considerations in Evaluating Director Nominees

Our nomination committee uses a variety of methods for identifying and evaluating director nominees. In its evaluation of director candidates, our nomination committee will consider the existing size and composition of our board of directors, the number and qualification of candidates, the benefit of continuity on the board and the relevance of the candidate’s background and experience to the issues we face. Our nomination committee relies upon various criteria for board membership, which may include, without limitation, that a candidate: be of the highest ethical character; exhibit sound business judgment; preserve the confidentiality of materials given or presented to the board and not use such materials for personal gain; has demonstrated leadership and significant experience in an area of endeavor relevant to our business; comprehend the role of a public company director (particularly the fiduciary obligations to us and our stockholders); understand our business and industry and keep informed on our operations; disclose to other directors any potential conflicts of interest (and if appropriate, refrain from voting on certain matters); dedicate sufficient time to our business, including attendance at meetings of the board or committees on which he or she serves and stockholder meetings (and prepare for such meetings as required  and appropriate); be independent of any particular constituency and not engaged in any activity adverse to us or in conflict with our interests (including, without limitation, service on the board or in the management of a competing company) and thus be able to represent all of our stockholders; and demonstrate a willingness toward free and open exchange of ideas and opinions, and exercise balance, fitness, care and due and independent deliberation in the decision-making process. Qualification and backgrounds of the directors as a whole should provide the proper breadth of knowledge, abilities and experience to appropriate composition of the board.  Renomination of existing directors will not be viewed as automatic, but rather will be based on continuing qualification using the criteria set forth above.

Our nomination committee considers these and other factors as it oversees the annual board of director and committee evaluations. After completing its review and evaluation of director candidates, our nomination committee recommends to our full board of directors the director nominees for selection.

Stockholder Recommendations for Nominations to the Board of Directors

Our nomination committee will consider candidates for director recommended by stockholders, provided that (i) any recommending stockholder must have continuously held at least $2,000 in market value, or 1%, of the company's securities entitled to be voted on the proposal at the meeting for at least one year by the date you submit the proposal, and (ii) such recommendations comply with our amended and restated certificate of incorporation and amended and restated bylaws and applicable laws, rules and regulations, including those promulgated by the SEC. The nomination committee will evaluate such recommendations in accordance with its charter, our amended and restated bylaws, our policies and procedures for director candidates, as well as the regular director nominee criteria described above.

Any nomination should be sent in writing to our Secretary at Amphastar Pharmaceuticals, Inc., 11570 6th Street, Rancho Cucamonga, California 91730. To be timely for our 2016 annual meeting of stockholders, our Secretary must receive the nomination no earlier than January 28, 2016 and no later than February 27, 2016.

Communications with the Board of Directors

Interested parties wishing to communicate with our board of directors or with an individual member or members of our board of directors to provide comments, to report concerns, or to ask a question, at the following address:

Amphastar Pharmaceuticals, Inc.
Attention: Secretary
11570 6th Street
Rancho Cucamonga, California 91730

You may submit your concerns anonymously or confidentially by postal mail. You may also indicate whether you are a stockholder, customer, supplier, or other interested party.

Communications are distributed to the board, or to any individual directors as appropriate, depending on the facts and circumstances outlined in the communication. In that regard, the Amphastar Pharmaceuticals, Inc. board of directors has requested that certain items which are unrelated to the duties and responsibilities of the board should be excluded, such as:

•	Product complaints
•	Product inquiries
•	New product suggestions
•	Resumes and other forms of job inquiries
•	Surveys
•	Business solicitations or advertisements

In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will be excluded, with the provision that any communication that is filtered out must be made available to any non-management director upon request.

You may also communicate online with our board of directors as a group on our website at http://ir.amphastar.com/contactboard.cfm.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics that applies to our officers, directors and employees, including our Chief Executive Officer, Chief Financial Officer, and other executive and senior financial officers. Our code of business conduct and ethics is available on our website at http://ir.amphastar.com/corporate-governance.cfm.  We intend to disclose any amendments of our code of business conduct and ethics, or waivers of its requirements for directors or executive officers, on our website.

Risk Oversight

Our board of directors has responsibility for the oversight of our risk management processes and, either as a whole or through our committees, regularly discusses with management our major risk exposures, their potential impact on our business and the steps we take to mitigate or manage them. The risk oversight process includes receiving reports from committees of our board of directors and members of senior management to enable our board of directors to understand our risk identification, risk management and risk mitigation strategies with respect to areas of potential material risk, including operations, finance, legal, regulatory, strategic and reputational risk.

The audit committee oversees our management of financial risks. Periodically, the audit committee reviews our policies with respect to risk assessment and risk management. Oversight by the audit committee includes direct communication with our external auditors, and discussions with management regarding significant risk exposures and the actions management has taken to limit, monitor or control such exposures. The compensation committee is responsible for assessing whether any of our compensation policies or programs has the potential to encourage excessive risk-taking. The nomination committee manages risks associated with the independence of the board of directors, corporate disclosure practices and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire board or directors is regularly informed through committee reports about such risks. Matters of significant strategic risk are considered by our board of directors as a whole.

Non-Employee Director Compensation

Cash and Equity Compensation

We compensate non-employee members of the board of directors. Directors who are also employees do not receive cash or equity compensation for service on the board of directors in addition to compensation payable for their service as our employees. The non-employee members of our board of directors are reimbursed for travel, lodging and other reasonable expenses incurred in attending board of directors or committee meetings. Our directors received equity grants annually at the fair market value of our common stock at the time of grant under our 2005 Plan.

The cash and equity components of our compensation policy for non-employee directors are set forth below:

Position	Annual Cash Retainer	Meeting Fee	Teleconferencing Fee	Equity Grant
Base Fee	$47,500	$2,000	$500	$160,000

Chairperson Fee
Audit Committee	25,000
Compensation Committee	18,000
Nomination Committee	12,500

Committee Member Fee
Audit Committee	12,000	1,000	500
Compensation Committee	8,000	1,000	500
Nomination Committee	5,000	1,000	500

Under our director compensation program, our directors may choose to receive DSUs instead of options with the same aggregate fair value.

Compensation for 2014

The following table sets forth summary information concerning the compensation awarded to, paid to, or earned by the non-employee members of our board of directors for the fiscal year ended December 31, 2014:

Director	Fees Earned or Paid in Cash	Stock Awards (1)	Option Awards (1)	Total
Richard Koo	$156,163	$—	$—	$156,163
Richard Prins	$157,918	$—	$—	$157,918
Howard Lee	$167,618	$—	$—	$167,618
Michael A. Zasloff	$143,189	$—	$—	$143,189
Floyd F. Petersen	$146,370	$—	$—	$146,370
Stephen B. Shohet	$150,713	$—	$—	$150,713
____________________
(1)
This amount reflects the aggregate grant fair value computed in accordance with ASC Topic 718. The assumptions that we used to calculate these amounts are discussed in Note 15 to our consolidated financial statements included in our Annual Report on Form 10-K, as filed with the SEC on March 26, 2015.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

Our board of directors is currently composed of nine members. In accordance with our amended and restated certificate of incorporation, our board of directors is divided into three staggered classes of directors. At the Annual Meeting, three Class II directors will be elected for a three-year term to succeed the same class whose term is then expiring.

Each director’s term continues until the election and qualification of his or her successor, or such director’s earlier death, resignation, or removal. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of our directors. This classification of our board of directors may have the effect of delaying or preventing changes in control of our company.

Nominees

Our nomination committee has recommended, and our board of directors has approved, Mary Ziping Luo, Michael A. Zasloff and Howard Lee as nominees for election as Class II directors at the Annual Meeting. If elected, each of Dr. Luo, Dr. Zasloff and Dr. Lee will serve as Class II directors at the 2018 annual meeting of stockholders and until their successors are duly elected and qualified. Each of the nominees is currently a director of our company. For information concerning the nominees, please see the section titled “Board of Directors and Corporate Governance.”

If you are a stockholder of record and you sign your proxy card or vote by telephone or over the Internet but do not give instructions with respect to the voting of directors, your shares will be voted “FOR” the re-election of Dr. Luo, Dr. Zasloff and Dr. Lee. We expect that Dr. Luo, Dr. Zasloff and Dr. Lee will accept such nomination; however, in the event that a director nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by our board of directors to fill such vacancy. If you are a street name stockholder and you do not give voting instructions to your broker or nominee, your broker will leave your shares unvoted on this matter.

Vote Required

Each director to be elected by the stockholders of the corporation shall be elected by the affirmative vote of a majority of the votes cast with respect to such director by the shares present or represented by proxy at the Annual Meeting at which a quorum is present and entitled to vote thereon. Abstentions will have the effect of a vote AGAINST the proposal and broker non-votes will have no effect.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
EACH OF THE NOMINEES NAMED ABOVE.

PROPOSAL NO. 2
ADOPTION OF THE 2015 EQUITY INCENTIVE PLAN

General

We are seeking approval of a new Amphastar Pharmaceuticals, Inc. 2015 Equity Incentive Plan (the “2015 Plan”) to help us achieve our goals of attracting, motivating, and retaining our employees and other service providers through grants of equity awards.  The board has adopted the 2015 Plan, subject to approval from our stockholders at the 2015 annual meeting of stockholders.  If approved, the 2015 Plan will replace our current Amended and Restated 2005 Equity Incentive Award Plan (the “2005 Plan”), which is set to expire in 2015, and no new awards will be granted under the 2005 Plan.  The 2005 Plan and the Amended and Restated 2002 Stock Option/Stock Issuance Plan (the “2002 Plan”), however, will continue to govern awards previously granted under the respective plan.

Approval of the 2015 Plan requires the affirmative “FOR” vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote at the 2015 Annual Meeting.

The board believes that we must offer a competitive equity incentive program if we are to continue to successfully attract and retain the best possible candidates for positions within the company.  The board expects that the 2015 Plan will be an important factor in attracting, retaining, and rewarding high caliber employees who are essential to our success and in providing incentive to these individuals to promote our success, thereby aligning their interests with the interests of our stockholders.  In the biotechnology industry, equity compensation awards are an important tool in retaining and motivating the highly qualified technical and other key employees who help us meet our goals.

We believe strongly that the adoption of the 2015 Plan is essential to our continued success, and therefore is in the best interests of the company and its stockholders.  Our employees are our most valuable assets.  The board believes that grants of equity awards available under the 2015 Plan will help create long-term equity participation in the company and, thereby, assist us in attracting, retaining, motivating and rewarding employees, directors, and consultants.  The board has determined that it is in the best interests of the company to adopt the 2015 Plan and is asking our stockholders to approve the 2015 Plan.

Currently, there are 16,115,680 shares authorized under the 2005 Plan.  As of March 31, 2015, a total of 913,261 shares were available for issuance under the 2005 Plan.  The new 2015 Plan seeks an authorization of 5,000,000 shares, plus any shares subject to outstanding awards granted under the 2002 Plan or the 2005 Plan that are forfeited to the company up to a maximum of 12,000,000 shares.  Additionally, the 2015 Plan includes a provision for an automatic increase to the number of shares that may be issued under the 2015 Plan on the first day of each fiscal year beginning with the 2016 fiscal year in an amount equal to the least of (i) 3,000,000 shares, (ii) 2.5% of the outstanding shares of common stock as of the last day of our immediately preceding fiscal year; or (iii) such other amount as the board may determine.

The compensation committee recommended that the board approve the 2015 Plan following substantial review of, and deliberation concerning, the structure of the 2015 Plan, as well as the peer group industry data presented by our third-party compensation consultant.  The board subsequently approved the 2015 Plan, subject to approval by our stockholders.  In determining the number of shares reserved for issuance under the 2015 Plan, the compensation committee and the board considered numerous factors, including the burn rate and share utilization.

The 2015 Plan is also designed to allow us to deduct in full for federal income tax purposes the compensation recognized by its executive officers in connection with certain awards granted under the 2015 Plan.  Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), generally denies a corporate tax deduction for annual compensation exceeding $1 million paid to the chief executive officer and other “covered employees,” as determined under Section 162(m) of the Code and applicable guidance (together, “Section 162(m)”).  However, certain types of compensation, including performance-based compensation, are generally excluded from this deductibility limit.  To enable compensation in connection with stock options, stock appreciation rights and certain restricted stock grants, restricted stock units, performance shares and performance units awarded under the 2015 Plan to qualify as “performance-based” within the meaning of Section 162(m), the 2015 Plan limits the sizes of such awards as further described below.  By approving the 2015 Plan, the stockholders will be approving, among other things, eligibility requirements for participation in the 2015 Plan, performance measures upon which specific performance goals applicable to certain awards would be based, limits on the numbers of shares or compensation that could be made to participants, and the other material terms of the 2015 Plan and awards granted under the 2015 Plan.  Notwithstanding the foregoing, we retain the ability to grant equity awards under the 2015 Plan that do not qualify as “performance-based” compensation within the meaning of Section 162(m).

Our executive officers and directors have an interest in the approval of the 2015 Plan because they are eligible for awards under the 2015 Plan.

Summary of the 2015 Equity Incentive Plan

The following is a summary of the principal features of the 2015 Plan and its operation.  The summary is qualified in its entirety by reference to the 2015 Plan, a copy of which is attached to this proxy statement as Appendix A, and which is incorporated herein by reference.

General Description of the Equity Incentive Plan

The purposes of the 2015 Plan are to attract and retain the best available personnel, to provide incentives to individuals who perform services to the company, and to promote the success of our business.  These incentives are provided through the grant of stock options, stock appreciation rights, restricted stock, stock bonuses, restricted stock units, performance units, performance shares and other stock or cash awards as the administrator (as defined below) may determine.

Authorized Shares

Subject to the adjustment provisions contained in the 2015 Plan, our stockholders are being asked to approve a number of shares of our common stock for issuance under the 2015 Plan equal to the sum of (i) 5,000,000 shares plus (ii) any shares subject to outstanding stock options or other awards that were previously granted under the 2002 Plan or the 2005 Plan that, on or after March 18, 2015, expire or otherwise terminate without having been exercised in full and shares issued pursuant to awards granted under the 2002 Plan or the 2005 Plan that are forfeited to or repurchased by the company, with the maximum number of shares to be added under this clause (ii) from the 2002 Plan and the 2005 Plan equal to 12,000,000 shares.  In addition, the number of shares available for issuance under the 2015 Plan will also include an annual increase on the first day of each fiscal year beginning in 2016, equal to the least of: (i) 3,000,000 shares, (ii) 2.5% of the outstanding shares of common stock as of the last day of our immediately preceding fiscal year; or (iii) such other amount as the board may determine.  The shares issuable under the 2015 Plan may be authorized, but unissued, or reacquired common stock.

If (i) any stock options or stock appreciation rights granted under the 2015 Plan expire or become unexercisable without having been exercised in full or are surrendered pursuant to an exchange program or (ii) unvested shares subject to or issued with respect to restricted stock, restricted stock units, performance shares, or performance units are forfeited to or repurchased by the company, then the expired, unexercised, forfeited, or repurchased shares subject to such award will become available for future grant or sale under the 2015 Plan.  With respect to the exercise of stock appreciation rights, only shares actually issued pursuant to a stock appreciation right will cease to be available under the 2015 Plan.  Shares used to pay the exercise price of an award or to satisfy the tax withholding obligations related to an award will become available for future grant or sale under the 2015 plan.  Payment of cash rather than shares pursuant to an award will not result in reducing the number of shares available for issuance under the 2015 plan.

Limitations

The 2015 Plan contains annual grant limits intended to satisfy Section 162(m).  Specifically, the maximum number of shares and/or dollars which could be issued to any one individual pursuant to the 2015 Plan in any fiscal year is set forth below:

Award Type	Annual Number of Shares or Dollar Value
Stock Option	2,000,000 shares
Stock Appreciation Right	2,000,000 shares
Restricted Stock	1,000,000 shares
Restricted Stock Units	1,000,000 shares
Performance Shares	1,000,000 shares
Performance Units	Initial Value of $5,000,000

Separately, apart from Section 162(m), the 2015 Plan provides that a non-employee board member may not receive awards with a grant date fair value of greater than $500,000 (increased to $750,000 in the fiscal year his or her service begins).

If there is a dividend or other distribution (whether in the form of cash, shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares or other securities or other change in the corporate structure affecting our common stock, the administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the 2015 Plan, will adjust the number and class of shares that may be delivered under the 2015 Plan, and/or the number, class and price of shares of stock subject to outstanding awards, and the award grant limitations discussed above.

Administration

The board has delegated administration of the 2015 Plan to the board’s compensation committee.  The board and the compensation committee may further delegate administration of the 2015 Plan to any committee of the board, or a committee of individuals satisfying applicable laws appointed by the board in accordance with the terms of the 2015 Plan.  In addition, the board or such committees may delegate any of its assigned functions or day-to-day administration of the 2015 Plan to one or more individuals.  For purposes of this summary of the 2015 Plan, the term “administrator” will refer to the board, any committee designated by the board to administer the 2015 Plan, or any such individual who has been delegated administrative authority.  To make grants to certain officers and key employees, the members of the committee must qualify as “non-employee directors” under Rule 16b-3 of the Securities Exchange Act of 1934.  In the case of awards intended to qualify for the performance-based compensation exemption under Section 162(m), administration must be by a committee comprised solely of two or more “outside directors” within the meaning of Section 162(m).

Subject to the terms of the 2015 Plan, the administrator has the sole discretion to select the service providers who will receive awards; to determine the terms and conditions of awards; to approve forms of award agreements for use under the 2015 Plan; to modify or amend each award (subject to the repricing restrictions of the 2015 Plan), including to accelerate vesting or waive forfeiture restrictions; to interpret the provisions of the 2015 Plan and outstanding awards; to institute and determine the terms and conditions of an exchange program (with the prior consent of our stockholders); and to determine whether awards (other than options or stock appreciation rights) will be adjusted for dividend equivalents. The administrator may allow a participant to defer the receipt of payment of cash or delivery of shares that otherwise would be due to such participant.  The administrator may make rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws and may make all other determinations deemed necessary or advisable for administering the 2015 Plan.  The administrator will issue all awards pursuant to the terms and conditions of the 2015 Plan.

Eligibility

Incentive stock options may be granted only to employees who, as of the time of grant, are employees of the company or any parent or subsidiary corporation of the company, but all other types of awards may be granted to non-employee directors of the company and employees and consultants of the company or any parent or subsidiary corporation of the company. As of March 31, 2015, we had approximately 1,432 employees (including three employee directors), six non-employee directors, and eight consultants. As of March 31, 2015, the per share closing price of our common stock as quoted on the Nasdaq Global Select Market was $14.96.

Stock Options

Each option granted under the 2015 Plan will be evidenced by a written or electronic agreement between the company and a participant specifying the number of shares subject to the option and the other terms and conditions of the option, consistent with the requirements of the 2015 Plan.

The exercise price per share of each option may not be less than the fair market value of a share of our common stock on the date of grant.  However, any incentive stock option granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the company or any parent or subsidiary corporation of the company (a “10% stockholder”) must have an exercise price per share equal to at least 110% of the fair market value of a share on the date of grant.  The aggregate fair market value of the shares (determined on the grant date) covered by incentive stock options which first become exercisable by any participant during any calendar year also may not exceed $100,000.  Generally, the fair market value of the common stock is the closing sales price of our stock as reported on the Nasdaq Global Select Market or such other national securities exchange or automated inter-dealer quotation system on which the shares are listed.

The 2015 Plan provides that the administrator will determine the acceptable form(s) of consideration for exercising an option.  An option will be deemed exercised when we receive the notice of exercise and full payment for the shares to be exercised, together with applicable tax withholdings.

Options will be exercisable at such times or under such conditions as determined by the administrator and set forth in the award agreement.  The maximum term of an option will be specified in the award agreement, provided that incentive stock options will have a maximum term of no more than 10 years, and provided further that an incentive stock option granted to a 10% stockholder must have a term not exceeding 5 years.

The administrator will determine and specify in each award agreement, and solely in its discretion, the period of post-termination exercise applicable to each option following the participant’s cessation of service with the company.  In the absence of such a determination by the administrator, the participant or his or her estate generally will be able to exercise the vested portion of an option for: (i) 3 months following his or her cessation of service for reasons other than death or disability and (ii) 12 months following his or her cessation of service due to death or disability.

Stock Appreciation Rights

A stock appreciation right gives a participant the right to receive the appreciation in the fair market value of our common stock between the date of grant of the award and the date of its exercise.  Each stock appreciation right granted under the 2015 Plan will be evidenced by a written or electronic agreement between the company and the participant specifying the exercise price and the other terms and conditions of the award, consistent with the requirements of the 2015 Plan.

The exercise price per share of each stock appreciation right may not be less than the fair market value of a share on the date of grant.  Upon exercise of a stock appreciation right, the holder of the award will be entitled to receive an amount determined by multiplying: (i) the difference between the fair market value of a share on the date of exercise and the exercise price; by (ii) the number of exercised stock appreciation rights.  We may pay the appreciation in cash, in shares, or in some combination thereof.  The term of a stock appreciation right will be no more than 10 years from the date of grant.  The terms and conditions relating to the period of post-termination exercise with respect to options described above also apply to stock appreciation rights.

Restricted Stock Awards

Awards of restricted stock are rights to acquire or purchase shares, which vest in accordance with the terms and conditions established by the administrator in its sole discretion.  Each restricted stock award granted will be evidenced by a written or electronic agreement between the company and the participant specifying the number of shares subject to the award and the other terms and conditions of the award, consistent with the requirements of the 2015 Plan.  Restricted stock awards may be subject to vesting conditions as the administrator specifies.  Notwithstanding the foregoing, if the administrator desires that the award qualify as performance-based compensation under Section 162(m), any restrictions will be based on a specified list of performance goals and certain other requirements, as further discussed below.

Unless the administrator provides otherwise, a participant will forfeit any shares of restricted stock as to which the restrictions have not lapsed prior to the participant’s termination of service.  Unless the administrator provides otherwise, participants holding restricted stock will have the right to vote the shares and to receive any dividends paid, except that dividends or other distributions paid in shares will be subject to the same restrictions and forfeitability as the original award.  The administrator may, in its sole discretion, reduce or waive any restrictions and may accelerate the time at which any restrictions will lapse or be removed.

Restricted Stock Units

The administrator may grant restricted stock units, which represent a right to receive cash or shares at a future date as set forth in the participant’s award agreement.  Each restricted stock unit granted under the 2015 Plan will be evidenced by a written or electronic agreement between the company and the participant specifying the number of shares subject to the award and other terms and conditions of the award, consistent with the requirements of the 2015 Plan.

Restricted stock units will result in a payment to a participant only if the performance goals or other vesting criteria the administrator may establish are achieved or the awards otherwise vest.  The administrator may set vesting criteria based upon the achievement of company-wide, divisional, business unit or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws, or any other basis determined by the administrator, in its discretion.  Nevertheless, if the administrator desires that the award qualify as performance-based compensation under Section 162(m), any restrictions will be based on a specified list of performance goals and certain other requirements, as further discussed below.

After the grant of a restricted stock unit award, the administrator, in its sole discretion, may reduce or waive any restrictions or vesting criteria that must be met to receive a payout and may accelerate the time at which any restrictions will lapse or be removed.  A participant will forfeit any unearned restricted stock units as of the date set forth in the award agreement.  The administrator in its sole discretion may pay earned restricted stock units in cash, shares of our common stock, or a combination of cash and shares.

Performance Units and Performance Shares

Performance units and performance shares may also be granted under the 2015 Plan.  Each award of performance units or shares granted under the 2015 Plan will be evidenced by a written or electronic agreement between the company and the participant specifying the performance period and other terms and conditions of the award, consistent with the requirements of the 2015 Plan.  Performance units and performance shares will result in a payment to a participant only if the performance goals or other vesting criteria the administrator may establish are achieved or the awards otherwise vest.

Earned performance units and performance shares will be paid, in the sole discretion of the administrator, in the form of cash, shares (which will have an aggregate fair market value equal to the earned performance units or shares at the close of the applicable performance period) or in a combination thereof.  The administrator may set vesting criteria based upon the achievement of company-wide, divisional, business unit or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws, or any other basis determined by the administrator, in its discretion.  Notwithstanding the foregoing, if the administrator desires that the award qualify as performance-based compensation under Section 162(m), any vesting criteria will be based on a specified list of performance goals and certain other requirements, as further discussed below.

After the grant of a performance unit or performance share, the administrator will have the discretion to accelerate, reduce, or waive any performance objectives or other vesting provisions for such performance units or shares.  Performance units will have an initial value established by the administrator on or before the date of grant.  Each performance share will have an initial value equal to the fair market value of a share on the grant date.  A participant will forfeit any performance shares or units that are unearned or unvested as of the date set forth in the award agreement.

Dividend Equivalents

A dividend equivalent is a credit payable in cash or shares, as determined by the administrator, to the account of a participant in an amount equal to the cash dividends paid on shares subject to an award.  The administrator will have the discretion to provide in the participant’s award agreement that the participant will be entitled to receive dividend equivalents on shares subject to an award having a record date prior to the date on which the shares are settled or forfeited.  The administrator will determine the terms and conditions of any dividend equivalents credited to an award under the 2015 Plan.  In the event of a dividend or distribution paid in shares or any other adjustment made upon a change in the capital structure of the company, appropriate adjustments will be made to a participant’s award so that it represents the right to receive upon settlement any new, substituted or additional securities or other property (other than normal cash dividends) to which the participant would be entitled by reason of the shares issuable upon settlement of the award and any new, substituted, or additional securities or other property will be subject to the same vesting conditions as are applicable to the award. Dividend equivalents are subject to the same annual grant limits described above that apply to awards of restricted stock units, performance shares or performance units, to which the dividend equivalents relate.

Performance Goals

The granting and/or vesting of awards of restricted stock, restricted stock units, performance shares and performance units, and other incentives under the 2015 Plan may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Section 162(m) and may provide for a targeted level or levels of achievement, including: research and development milestones; business divestitures and acquisitions; cash flow; cash position; collaboration arrangements; collaboration progression; earnings (which may include earnings before interest and taxes, earnings before taxes, net earnings); earnings per share; expense reduction; financing events; gross margin; growth with respect to any of the foregoing measures; growth in bookings; growth in revenues; growth in stockholder value relative to the moving average of the S&P 500 Index or another index; internal rate of return; market share; net income; net profit; net sales; new product development; new product invention or innovation; number of customers; operating cash flow; operating expenses; operating income; operating margin; pre-tax profit; product approvals; product sales; productivity; profit; projects in development; regulatory filings; return on assets; return on capital; return on stockholder equity; return on investment; return on sales; revenue; revenue growth; sales growth; sales results; stock price increase; time to market; total stockholder return; and working capital.  Any performance goals may be used to measure the performance of the company as a whole or, except with respect to stockholder return metrics, to a region, business unit, affiliate or business segment, and may be measured either on an absolute basis, a per share basis or relative to a pre-established target, to a previous period’s results or to a designated comparison group, and, with respect to financial metrics, which may be determined in accordance with United States Generally Accepted Accounting Principles (“GAAP”), in accordance with accounting principles established by the International Accounting Standards Board (“IASB”) or which may be adjusted when established to either exclude any items otherwise includable under GAAP or under IASB principles or include any items otherwise excludable under GAAP or under IASB principles.  The performance goals may differ from participant to participant and from award to award.

To the extent necessary to comply with the performance-based compensation provisions of Section 162(m), with respect to any award granted subject to performance goals, and within the first 25% of the performance period and no more than 90 days following the commencement of the performance period (or such other time required or permitted by Section 162(m)), the administrator will, in writing: (i) designate one or more participants to whom an award will be made; (ii) select the performance goals applicable to the performance period; (iii) establish the performance goals, and amounts or methods of computation of the awards which may be earned for the performance period; and (iv) specify the relationship between performance goals and the amounts or methods of computation of such awards, as applicable, to be earned by each participant for such performance period. Following the completion of each performance period, the administrator will certify in writing whether the applicable performance goals have been achieved for such performance period.  In determining the amounts earned by a participant, the administrator may reduce or eliminate (but not increase) the amount payable at a given level of performance to take into account additional factors that the administrator may deem relevant to the assessment of individual or corporate performance for the performance period.  A participant will be eligible to receive payment pursuant to an award for a performance period only if the performance goals for such period are achieved.

Transferability of Awards

Awards generally are not transferable other than by will or by the laws of descent or distribution.

Dissolution or Liquidation

In the event of the company’s proposed dissolution or liquidation, the administrator will notify each participant as soon as practicable prior to the effective date of such proposed transaction.  An award will terminate immediately prior to consummation of such proposed action to the extent the award has not been previously exercised.

Change in Control

The 2015 Plan provides that, in the event of a “change in control” (as defined in the 2015 Plan), each award will be treated as the administrator determines, including that each award be assumed or substantially equivalent awards substituted by the acquiring or succeeding corporation or its affiliate.  The administrator will not be required to treat all outstanding awards the same in the transaction.

If the successor corporation does not assume or substitute for the award, the participant will fully vest in and have the right to exercise all of his or her outstanding options and stock appreciation rights, all restrictions on restricted stock and restricted stock units will lapse, and, with respect to awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met.  In addition, if an option or stock appreciation right is not assumed or substituted for, the administrator will notify the participant in writing or electronically that the option or stock appreciation right will be exercisable for a period of time determined by the administrator, in its sole discretion, and the option or stock appreciation right will terminate upon the expiration of such period.

However, if a payment under an award agreement is subject to Section 409A of the Code (“Section 409A”) and the award agreement’s definition of change in control does not comply with Section 409A’s definition of “change of control,” then any payment of an amount that is otherwise accelerated under this Section will be delayed until the earliest time that the payment would not trigger any penalties under Section 409A.

For awards granted to our non-employee directors, in the event of a change in control, the director will fully vest in and have the right to exercise all of his or her outstanding options and stock appreciation rights, all restrictions on restricted stock and restricted stock units will lapse, and, with respect to awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met.

Termination or Amendment

The 2015 Plan will automatically terminate 10 years from the date of its adoption by the board, unless terminated at an earlier time by the board.  The administrator may amend, alter, suspend, or terminate the 2015 Plan at any time; provided that no amendment may be made without stockholder approval to the extent approval is necessary or desirable to comply with any applicable laws.  No amendment, alteration, suspension, or termination may impair the rights of any participant unless mutually agreed otherwise between the participant and the administrator.

Summary of U.S. Federal Income Tax Consequences

The following summary is intended only as a general guide to the material U.S. federal income tax consequences of participation in the 2015 Plan.  The summary is based on existing U.S. laws and regulations, and there can be no assurance that those laws and regulations will not change in the future.  The summary does not purport to be complete and does not discuss the tax consequences upon a participant’s death, or the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside.  As a result, tax consequences for any particular participant may vary based on individual circumstances.

Incentive Stock Options

An optionee recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Internal Revenue Code of 1986, as amended.  Optionees who neither dispose of their shares within two years following the date the option was granted nor within one year following the exercise of the option normally will recognize a capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares.  If an optionee satisfies such holding periods upon a sale of the shares, we will not be entitled to any deduction for federal income tax purposes.  If an optionee disposes of shares within two years after the date of grant or within one year after the date of exercise (a “disqualifying disposition”), the difference between the fair market value of the shares on the exercise date and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition.  Any gain in excess of that amount will be a capital gain.  If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss.  Any ordinary income recognized by the optionee upon the disqualifying disposition of the shares generally should be deductible by the company for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Internal Revenue Code of 1986, as amended.

The difference between the option exercise price and the fair market value of the shares on the exercise date is treated as an adjustment in computing the optionee’s alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year.  Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to optionees subject to the alternative minimum tax.

Non-Qualified Stock Options

Options not designated or qualifying as incentive stock options will be nonstatutory stock options having no special U.S. tax status.  An optionee generally recognizes no taxable income as the result of the grant of such an option.  Upon exercise of a nonstatutory stock option, the optionee normally recognizes ordinary income equal to the amount that the fair market value of the shares on such date exceeds the exercise price.  If the optionee is an employee, such ordinary income generally is subject to withholding of income and employment taxes.  Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the exercise date, will be taxed as capital gain or loss.  No tax deduction is available to the company with respect to the grant of a nonstatutory stock option or the sale of the stock acquired pursuant to such grant.

Stock Appreciation Rights

In general, no taxable income is reportable when a stock appreciation right is granted to a participant.  Upon exercise, the participant generally will recognize ordinary income in an amount equal to the fair market value of any shares of our common stock received.  Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Restricted Stock Awards

A participant acquiring restricted stock generally will recognize ordinary income equal to the fair market value of the shares on the vesting date.  If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes.  The participant may elect, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to accelerate the ordinary income tax event to the date of acquisition by filing an election with the Internal Revenue Service no later than thirty days after the date the shares are acquired.  Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be taxed as capital gain or loss.

Restricted Stock Unit Awards

There are no immediate tax consequences of receiving an award of restricted stock units.  A participant who is awarded restricted stock units generally will be required to recognize ordinary income in an amount equal to the fair market value of shares issued to such participant at the end of the applicable vesting period or, if later, the settlement date elected by the administrator or a participant.  Any additional gain or loss recognized upon any later disposition of any shares received would be capital gain or loss.

Performance Shares and Performance Unit Awards

A participant generally will recognize no income upon the grant of a performance share or a performance unit award.  Upon the settlement of such awards, participants normally will recognize ordinary income in the year of receipt in an amount equal to the cash received and the fair market value of any cash or unrestricted shares received.  If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes.  Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be taxed as capital gain or loss.

Section 409A

Section 409A provides certain requirements for non-qualified deferred compensation arrangements with respect to an individual’s deferral and distribution elections and permissible distribution events.  Awards granted under the 2015 Plan with a deferral feature will be subject to the requirements of Section 409A.  If an award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received.  Also, if an award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation.

Tax Effect for our Company

We generally will be entitled to a tax deduction in connection with an award under the 2015 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonstatutory stock option).  Special rules limit the deductibility of compensation paid to our chief executive officer and other “covered employees” as determined under Section 162(m) and applicable guidance.  Under Section 162(m), the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000.  However, we can preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Section 162(m) are met.  These conditions include (among others) stockholder approval of the 2015 Plan and its material terms, setting limits on the number of awards that any individual may receive and for awards other than certain stock options and stock appreciation rights, establishing performance criteria that must be met before the award actually will vest or be paid.  The 2015 Plan has been designed to permit (but not require) the administrator to grant awards that are intended to qualify as performance-based for purposes of satisfying the conditions of Section 162(m).

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECTS OF FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY WITH RESPECT TO AWARDS UNDER THE 2015 PLAN.  IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE IMPACT OF EMPLOYMENT OR OTHER TAX REQUIREMENTS, THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

Number of Awards Granted to Employees, Consultants and Directors

The number of awards that an employee, director or consultant may receive under the 2015 Plan is in the discretion of the administrator and therefore cannot be determined in advance.  The following table sets forth: (i) the aggregate number of shares of common stock subject to options granted under the 2005 Plan during fiscal year 2014 to each of our named executive officers; executive officers, as a group; directors who are not executive officers, as a group; and all employees who are not executive officers, as a group; (ii) the average per share exercise price of such options; and (iii) the aggregate number of shares of restricted stock or restricted stock units granted under the 2005 Plan during fiscal year 2014 to each of our named executive officers; executive officers, as a group; directors who are not executive officers, as a group; and all employees who are not executive officers, as a group.

Name of Individual or Group	Number of Options Granted	Weighted Average Per Share Exercise Price of Options	Number of Shares of Restricted Stock Units Granted
Jack Y. Zhang, Chief Executive Officer, Chief Scientific Officer and Director	514,783	$15.84	157,987
Mary Z. Luo, Chief Operating Officer, Chief Scientist and Chairman	224,737	$15.84	68,973
Jason B. Shandell, President and Director	91,345	$14.40	63,195
All executive officers, as a group	986,638	$15.48	330,562
All directors who are not executive officers, as a group	—	—	—
All employees who are not executive officers, as a group	675,224	$14.40	125,844

Required Vote

The adoption of the 2015 Plan requires the affirmative vote of a majority of the voting power of the shares present or represented by proxy at the Annual Meeting at which a quorum is present and entitled to vote thereon. Abstentions will have the effect of a vote AGAINST the proposal and broker non-votes will have no effect.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ADOPTION OF THE 2015 EQUITY INCENTIVE PLAN.

PROPOSAL NO. 3
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our audit committee has appointed Ernst & Young LLP (“E&Y”), an independent registered public accounting firm, to audit our consolidated financial statements for our fiscal year ending December 31, 2015. During our fiscal year ended December 31, 2014, E&Y served as our independent registered public accounting firm.

Notwithstanding the appointment of E&Y and even if our stockholders ratify the appointment, our audit committee, in its discretion, may appoint another independent registered public accounting firm at any time during our fiscal year if our audit committee believes that such a change would be in the best interests of Amphastar Pharmaceuticals, Inc. and its stockholders. At the Annual Meeting, our stockholders are being asked to ratify the appointment of E&Y as our independent registered public accounting firm for our fiscal year ending December 31, 2015. Our audit committee is submitting the appointment of E&Y to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. Representatives of E&Y will be present at the Annual Meeting, and they will have an opportunity to make a statement and will be available to respond to appropriate questions from our stockholders.

If our stockholders do not ratify the appointment of E&Y, our board of directors may reconsider the appointment.

Fees Paid to the Independent Registered Public Accounting Firm

The following table presents fees for professional audit services and other services rendered to our company by E&Y for our fiscal years ended December 31, 2013 and 2014.

	2013	2014
	(In Thousands)
Audit Fees (1)	$1,490	$1,789
Audit-Related Fees (2)	—	—
Tax Fees (3)	98	9
All Other Fees (4)	—	—
Total Fees	$1,588	$1,798
______________________
(1)
Audit Fees consist of professional services rendered in connection with the audit of our annual consolidated financial statements, including audited financial statements presented in our Annual Report on Form 10-K, services that are normally provided by the independent registered public accountants in connection with statutory and regulatory filings or engagements for those fiscal years and timely review of our quarterly consolidated financial statements. Fees also consisted of professional services rendered in connection with our Registration Statement on Form S-1 related to the initial public offering of our common stock completed in June 2014.

(2)
Audit-Related Fees consist of fees for professional services for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” These services include accounting consultations concerning financial accounting and reporting standards.

(3)	Tax Fees consist of fees for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and international tax compliance.
(4)	All Other Fees consist of permitted services other than those that meet the criteria above.

Auditor Independence

In our fiscal year ended December 31, 2014, there were no other professional services provided by E&Y, other than those listed above, that would have required our audit committee to consider their compatibility with maintaining the independence of E&Y.

Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Our audit committee has established a policy governing our use of the services of our independent registered public accounting firm. Under the policy, our audit committee is required to pre-approve all audit and non-audit services performed by our independent registered public accounting firm in order to ensure that the provision of such services does not impair the public accountants’ independence. All fees paid to E&Y for our fiscal years ended December 31, 2013 and 2014 were pre-approved by our audit committee.

Vote Required

The ratification of the appointment of E&Y requires the affirmative vote of a majority of the voting power of the shares present or represented by proxy at the Annual Meeting at which a quorum is present and entitled to vote thereon. Abstentions will have the effect of a vote AGAINST the proposal and broker non-votes will have no effect.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP.

REPORT OF THE AUDIT COMMITTEE

The audit committee is a committee of the board of directors comprised solely of independent directors as required by the listing standards of NASDAQ Stock Market LLC and rules and regulations of the SEC. The audit committee operates under a written charter approved by the board of directors, which is available on the Corporate Governance portion of our website at http://ir.amphastar.com/corporate-governance.cfm. The composition of the audit committee, the attributes of its members and the responsibilities of the audit committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. The audit committee reviews and assesses the adequacy of its charter and the audit committee’s performance on an annual basis.

With respect to the company’s financial reporting process, the management of the company is responsible for (1) establishing and maintaining internal controls and (2) preparing the company’s consolidated financial statements. Our independent registered public accounting firm, Ernst & Young LLP (“E&Y”), is responsible for auditing these financial statements. It is the responsibility of the audit committee to oversee these activities. It is not the responsibility of the audit committee to prepare our financial statements. These are the fundamental responsibilities of management. In the performance of its oversight function, the audit committee has:

•	reviewed and discussed the audited financial statements with management and E&Y;

•
discussed with E&Y the matters required to be discussed by the statement on Auditing Standards No. 16, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), and as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

•
received the written disclosures and the letter from E&Y required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with E&Y its independence.

Based on the audit committee’s review and discussions with management and E&Y, the audit committee recommended to the board of directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2014 for filing with the Securities and Exchange Commission.

Respectfully submitted by the members of the audit committee of the board of directors:

Richard Koo (Chairman)
Howard Lee
Stephen B. Shohet

This report of the audit committee is required by the Securities and Exchange Commission (“SEC”) and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (“Securities Act”), or under the Securities Exchange Act of 1934, as amended (“Exchange Act”), except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

EXECUTIVE OFFICERS

The following table identifies certain information about our executive officers as of March 31, 2015. Officers are elected by our board of directors to hold office until their successors are elected and qualified.

Name	Age	Position
Jack Yongfeng Zhang, Ph.D	68	Chief Executive Officer, Chief Scientific Officer and Director
Mary Ziping Luo, Ph.D	65	Chief Operating Officer, Chief Scientist and Chairman of the Board of Directors
Jason B. Shandell, J.D., M.B.A.	41	President and Director
William J. Peters	47	Chief Financial Officer, Senior Vice President and Treasurer
Marilyn J. Purchase	65	Corporate Executive Vice President of Operations and President, International Medication Systems, Ltd.
Diane G. Gerst	55	President, Amphastar Nanjing Pharmaceuticals Co., Ltd. and Corporate Senior Vice President of Quality Assurance

For brief biographies of Dr. Zhang and Mr. Shandell, please see “Board of Directors and Corporate Governance—Continuing Directors.” For a brief biography of Dr. Luo, please see “Board of Directors and Corporate Governance— Nominees for Director.”

William J. Peters has served as our Chief Financial Officer, Senior Vice President and Treasurer since April 2014. Mr. Peters previously served as Executive Vice President and Chief Financial Officer of Hi-Tech Pharmacal Co., Inc., or Hi-Tech, from August 2013 to April 2014 and Vice President and Chief Financial Officer at Hi-Tech from May 2004 to August 2013. From September 2003 to May 2004 he was Vice President of Corporate Development at Hi-Tech. From 2001 to 2003 Mr. Peters was the Director, Financial Evaluations for the Medco Health Solution subsidiary of Merck & Co., Inc., or Merck & Co., and Manager of Corporate Financial Analysis and Pharmaceutical Economics at Merck & Co. from 1998 to 2001. During his seven year career at Merck & Co., he also served as Manager of Treasury Planning and Analysis. He began his career in General Electric’s Financial Management Program at its Aerospace division, where he later held positions in financial analysis and internal auditing. He earned an M.B.A. from Wharton School of Business, University of Pennsylvania in 1996 and a B.S. in Business Administration from Bucknell University in 1989.

Marilyn J. Purchase has served as our Corporate Executive Vice President of Operations since June 2007 and as President of International Medication Systems, Ltd. or IMS, since December 2013. Ms. Purchase previously held various management-level positions at IMS, our wholly-owned subsidiary, for more than 30 years and was appointed President in December 2013.

Diane G. Gerst has served as President of ANP since March 2014 and as our Corporate Senior Vice President of Quality Assurance since August 2012. Ms. Gerst also served as Corporate Vice President of Quality Assurance from August 2003 until her promotion to Senior Vice President. Prior to becoming the Vice President of Quality Assurance, she was our Vice President of Regulatory Affairs from June 2001 to July 2002. Ms. Gerst previously held various management level positions in regulatory and quality including eight years at Braun-McGaw and seven years at IMS. Ms. Gerst received a B.A. from the University of California, Berkeley in 1982.

EXECUTIVE COMPENSATION

Processes and Procedures for Compensation Decisions

Our compensation committee is responsible for the executive compensation programs for our executive officers and reports to our board of directors on its discussions, decisions and other actions. Our compensation committee reviews and approves corporate goals and objectives relating to the compensation of our Chief Executive Officer, evaluates the performance of our Chief Executive Officer in light of those goals and objectives and determines and approves the compensation of our Chief Executive Officer based on such evaluation. Our compensation committee has the sole authority to determine our Chief Executive Officer’s compensation.  In addition, our compensation committee, in consultation with our Chief Executive Officer, reviews and approves all compensation for other officers, including the directors.

The compensation committee is authorized to retain the services of one or more executive compensation and benefits consultants or other outside experts or advisors as it sees fit, in connection with the establishment of our compensation programs and related policies.

Fiscal 2014 Summary Compensation Table

The following table sets forth total compensation paid to our named executive officers, who are comprised of (1) our principal executive officer and (2) our next two highest compensated executive officers other than the principal executive officer.

Name and Principal Position	Year	Salary	Bonus	Stock Awards (1)	Option Awards (1)	All Other Compensation (2)		Total
Jack Yongfeng Zhang Chief Executive Officer,	2014	$882,693	$515,154	$1,225,000	$2,275,000	$57,191	(3)	$4,955,038
Chief Scientific Officer and Director	2013	847,800	528,190	2,400,000	—	81,169	(4)	3,857,159
Mary Ziping Luo Chief Operating Officer,	2014	719,723	405,579	535,000	993,000	31,345	(5)	2,684,647
Chief Scientist and Chairman	2013	671,943	273,780	1,400,000	—	34,126	(6)	2,379,849
Jason B. Shandell President and Director	2014	544,039	307,372	490,000	910,000	21,987	(7)	2,273,398
	2013	453,443	245,190	593,000	394,000	23,256	(8)	1,708,889

(1)
This amount reflects the aggregate grant fair value computed in accordance with ASC Topic 718. The assumptions that we used to calculate these amounts are discussed in Note 15 to our consolidated financial statements included in our Annual Report on Form 10-K, as filed with the SEC on March 26, 2015.  See discussion above for further information about the compensation committee’s determination of the size of the awards.

(2)
In accordance with SEC rules, this column discloses perquisites and other personal benefits for each named executive officer that received such perquisites and other personal benefits in an amount equal to or greater than $10,000.

(3)	The amount is comprised of a $43,784 housing allowance, a $11,685 vehicle allowance and a $1,722 group life insurance benefit in excess of the standard threshold granted to all other employees.
(4)
The amount is comprised of a $65,598 housing allowance, a $13,242 vehicle allowance, a $614 company contribution made under our 401(k) plan and a $1,715 group life insurance benefit in excess of the standard threshold granted to all other employees.

(5)	The amount is comprised of a $22,650 housing allowance, a $6,973 vehicle allowance and a $1,722 group life insurance benefit in excess of the standard threshold granted to all other employees.
(6)
The amount is comprised of a $24,180 housing allowance, a $7,864 vehicle allowance, a $498 company contribution made under our 401(k) plan and a $1,584 group life insurance benefit in excess of the standard threshold granted to all other employees.

(7)
The amount is comprised of a $16,547 vehicle allowance, a $5,200 company contribution made under our 401(k) plan, a $240 group life insurance benefit in excess of the standard threshold to all other employees.

(8)
The amount is comprised of a $10,499 vehicle allowance, a $5,000 company contribution made under our 401(k) plan, a $216 group life insurance benefit in excess of the standard threshold to all other employees, a $6,110 reimbursement for medical expenses and a $1,431 reimbursement for travel expenses.

Employment Agreements

We entered into an employment agreement with William J. Peters effective March 11, 2014. We entered into substantially similar employment agreements with each of Jack Y. Zhang, Mary Z. Luo, Jason B. Shandell and Marilyn J. Purchase that govern the terms of each executive officer’s employment. The employment agreements provide for an initial term of three years and will be automatically extended for successive one-year periods, unless one of the parties provides the other 90 days’ prior written notice before the expiration of the initial term or any annual renewal term that the term will not be extended. The employment agreements are terminable (a) by the executive officer at any time, provided the executive gives at least four weeks’ prior notice of resignation; (b) by us at any time; or (c) due to the disability or death of the executive.

Pursuant to their respective employment agreements, if the executive’s employment terminates for any reason, the executive officer is entitled to receive (a) any and all base salary and vacation pay earned through the date of termination and (b) any reimbursable expenses properly reported by the executive officer. Unless the executive officer resigns without “good reason” (as defined in the employment agreement) or the employment is terminated for “cause” (as defined in the employment agreements), the executive officer is also entitled to (a) any applicable prorated bonus, based on actual performance for the year of termination, as determined by the board of directors in its discretion when making bonus determinations for other senior executives and payable at such time as annual bonuses are otherwise determined for such other senior executives, and (b) any accrued but unpaid annual bonus for the fiscal year immediately preceding the year of termination.

If we do not renew an employment agreement at the end of the initial term or any renewal term, the executive’s employment is terminated by us without “cause” (as defined in the employment agreements) or if the executive officer resigns with “good reason” (as defined in the employment agreements), such executive, conditioned upon execution of a release in form and substance satisfactory to us, is entitled to:

•
an amount equal to three, or two in the case of Mr. Peters, times the sum of (a) the highest base annual salary in effect (i) during the 12 months immediately prior to the date of termination or (ii) during the employment, if the employment has lasted less than 12 months, plus (b) the average annual bonus earned by the executive for the most recent three, or two in the case of Mr. Peters, fiscal years ending prior to the date of termination or the base salary for the remainder of the agreement, whichever is greater, such amount to be paid in cash or immediately-available funds in a lump sum thirty days following the date of termination;

•
continued payment of his or her health insurance premiums as may be necessary to allow the executive and his or her spouse and dependents to continue to receive health insurance coverage substantially similar to the coverage they received prior to the date of termination of the executive’s employment, for a period of 12 months or the remainder of the agreement, whichever is greater commencing on the date of termination;

•
vesting of any restricted stock, stock option or other equity compensation awards granted by us, except to the extent that the provisions of the applicable restricted stock, stock option or other equity award are more favorable; and

•
coverage for the executive as a named insured on all directors’ and officers’ insurance maintained by us for the benefit of directors and officers on at least the same basis as all other covered individuals, and at least the same corporate indemnification we provide to other senior executives, through at least six years following the date of termination.

In addition, certain of our executive officers may be entitled to additional payments and benefits upon a “change of control” (as defined in the employment agreements). See “—Potential Payments on Termination or Change of Control.”

Potential Payments on Termination or Change of Control

Under the employment agreements of Dr. Zhang, Dr. Luo, Mr. Shandell, Mr. Peters and Ms. Purchase, upon termination of employment resulting from a change in control (as defined in the employment agreements) and occurring as a result of the specific termination events and time periods set forth in the employment agreements, in addition to any severance payments as described above, the executives are entitled to:

•
payment in an amount equal to three, or two in the case of Mr. Peters, times the sum of (a) the highest base salary in effect (i) during the 12 months immediately prior to the date of termination or (ii) during the period of employment, if the employment lasted less than 12 months, plus (b) the average annual bonus earned by the executive for the most recent three, or two in the case of Mr. Peters, fiscal years ending prior to the date of termination, such amount to be paid in cash or immediately-available funds in a lump sum sixty days following the date of termination;

•	an additional 12-month extension of health insurance premium payments in addition to those payments to which he or she is otherwise entitled under his or her respective employment agreement; and

•
full vesting of all restricted stock, stock options or other equity compensation awards granted by us that were unvested immediately prior to the change in control, except to the extent that the provisions of the applicable restricted stock, stock option or other equity award are more favorable.

Entitlement to the above benefits upon a change in control is conditioned upon execution of a release in form and substance satisfactory to us.

In the event of a change of control (as defined in the 2005 Plan) where the acquirer does not assume awards granted under the 2005 Plan, awards issued under the 2005 Plan will be subject to accelerated vesting such that 100% of the awards will become vested and exercisable or payable, as applicable. In the event of a change of control where the acquirer assumes awards granted under the 2005 Plan, if the holder of any such award is terminated by the acquirer without cause (as defined in the 2005 Plan) or as a result of a constructive termination (as defined in the 2005 Plan) within one year after the change of control, such award will immediately vest in full and, if applicable, any remaining forfeiture, repurchase and other restrictions applicable to such award shall lapse on the date of termination.

Outstanding Equity Awards at 2014 Year-End

The following table sets forth summary information regarding the outstanding equity awards for each of the named executive officers as of December 31, 2014:

		Option Awards(1)				Stock Awards
Name	Grant Date(2)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($) (3)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (4)
Jack Y. Zhang	3/27/14	—	514,783	$15.84	3/27/19	157,987	$1,834,229
	7/5/13	426,389	852,778	12.02	7/5/18
	9/28/12	88,494	88,493	11.53	9/28/17
	7/13/12	191,224	191,224	11.51	7/13/17
	10/3/11	262,431	—	16.75	10/3/16
	9/28/10	275,000	—	12.97	9/28/15

Mary Z. Luo	3/27/14	—	224,737	$15.84	3/27/19	68,973	$800,777
	7/5/13	248,727	497,454	12.02	7/5/18
	9/28/12	69,316	69,316	11.53	9/28/17
	7/13/12	132,448	132,447	11.51	7/13/17
	10/3/11	181,768	—	16.75	10/3/16
	9/28/10	185,000	—	12.97	9/28/15

Jason B. Shandell	3/27/14	—	91,345	$14.40	3/27/24	63,195	$733,694
	7/5/13	37,997	113,991	10.93	7/5/23	27,090	314,512
	9/28/12	8,315	8,315	10.48	9/28/22
	7/13/12	28,498	28,498	10.46	7/13/22
	10/3/11	5,640	1,879	15.23	10/3/21	2,627	30,494
	9/28/10	4,800	1,200	11.79	9/28/20	2,047	23,763
	8/2/09	7,500	—	20.26	8/2/19
	8/28/08	5,000	—	35.32	8/28/18
	7/7/08	4,000	—	33.49	7/7/18
	5/9/08	8,000	—	33.49	5/9/18
_________________
(1)	Information for this table is depicted on an award-by-award basis unless the exercise price and expiration date are identical.
(2)	Each of the outstanding equity awards was granted pursuant to our Amended and Restated 2005 Equity Incentive Award Plan.
(3)	This column represents the fair value of a share of our common stock on the date of grant, as determined by our board of directors.
(4)
This column represents the market value of the shares of our common stock underlying the DSUs as of December 31, 2014, based on the closing price of our common stock, as reported on the Nasdaq Global Select Market, of $11.61 per share on December 31, 2014.

Equity Compensation Plan Information

The following table summarizes our equity compensation plan information as of December 31, 2014. Information is included for equity compensation plans approved by our stockholders and equity compensation plans not approved by our stockholders. We will not grant equity awards in the future under any of the equity compensation plans not approved by our stockholders included in the table below.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (1)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by stockholders(2)	11,371,891	$15.12	3,234,158
Equity compensation plans not approved by stockholders	—	—	—
Total	11,371,891	$15.12	3,234,158
__________________
(1)	The weighted average exercise price is calculated based solely on outstanding stock options. It does not take into account the shares of our common stock underlying DSUs, which have no exercise price.
(2)
Includes the following plans: Amended and Restated 2005 Equity Incentive Award Plan (the “2005 Plan”), 2014 Employee Stock Purchase Plan, 2002 Amended and Restated Stock Option/Stock Issuance Plan, Key Employee Stock Incentive Plan, the 2001 Employee Incentive Plan, the 2000 Employee Incentive Plan and the 1999 Employee Incentive Plan. The 2005 Plan also contains an "evergreen provision" that allows for an annual increase in the number of shares available for issuance on January 1 of each year during the ten-year term of the 2005 Plan, beginning January 1, 2007. The annual increase in the number of shares shall be either 2% of our outstanding shares on the applicable January 1 or a lesser amount determined by our board of directors. In January 2015, an additional 892,936 shares were reserved under the 2005 Plan.

Compensation Committee Report

The compensation committee has reviewed and discussed the section titled “Executive Compensation” with management. Based on such review and discussion, the compensation committee has recommended to the board of directors that the section titled “Executive Compensation” be included in this proxy statement.

Respectfully submitted by the members of the compensation committee of the board of directors:

Richard Prins (Chairman)
Floyd F. Petersen
Stephen B. Shohet

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our common stock as of March 31, 2015 for:

•	each of our directors and nominees for director;

•	each of our named executive officers;

•	all of our directors and executive officers as a group; and

•	each person known by us to own beneficially more than 5% of our common stock;

Applicable percentage ownership is based on 44,662,037 shares of common stock outstanding as of March 31, 2015. Beneficial ownership is determined according to the rules of the SEC and generally means that a person has beneficial ownership of a security if he or she possesses sole or shared voting or investment power of that security, including options and DSUs that are currently exercisable or exercisable or deliverable within 60 days of March 31, 2015, and subject to community property laws where applicable.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Amphastar Pharmaceuticals, Inc., 11570 6th Street, Rancho Cucamonga, California 91730. The information provided in the table is based on our records, information filed with the SEC and information provided to us, except where otherwise noted.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Named Executive Officers and Directors:
Jack Y. Zhang(1)(2)	11,210,666	23.9%
Mary Z. Luo(1)(2)	11,210,666	23.9%
Jason B. Shandell	170,108	*
Richard Koo	249,100	*
Floyd F. Petersen	145,464	*
Michael A. Zasloff	208,878	*
Richard Prins	162,594	*
Howard Lee	211,330	*
Stephen B. Shohet	224,018	*
All executive officers and directors as a group (12 persons)	12,935,843	26.8%
5% Stockholders:
Applied Physics & Chemistry Laboratories, Inc.(3)	7,631,594	17.1%
________________
*	Represents beneficial ownership of less than one percent (1%) of the outstanding shares of our common stock.

(1)
Dr. Zhang and Dr. Luo are spouses and the number and percentage of beneficial ownership of each represents their aggregate combined ownership of 23.9%, including their combined ownership in Applied Physics & Chemistry Laboratories, Inc., over which Drs. Zhang and Luo have shared voting and investment power.

(2)
Includes (i) 7,631,594 shares held of record by Applied Physics & Chemistry Laboratories, Inc., the sole owners of which are Drs. Zhang and Luo, (ii) 1,415,133 shares of common stock subject to options exercisable within 60 days of March 31, 2015 by Dr. Zhang, (iii) 680,894 shares held directly by Dr. Zhang, (iv) 892,172 shares of common stock subject to options exercisable within 60 days of March 31, 2015 by Dr. Luo, (iv) 562,173 shares held directly by Dr. Luo, and (vi) 28,700 shares of common stock held in trust for which Dr. Zhang and Dr. Luo serve as custodians. This further includes (i) 5,000 shares held in an account and (ii) 200,000 held by a trust, each for the benefit of the son of Dr. Zhang and Dr. Luo, Bill Luobei Zhang, who shares Dr. Zhang and Dr. Luo’s household. As such, Dr. Zhang may be deemed to have indirect beneficial ownership of these shares. However, Dr. Zhang disclaims beneficial ownership of these shares, and the inclusion of these shares in this report should not be deemed an admission of beneficial ownership of any such shares for any purpose.

(3)	Dr. Zhang and Dr. Luo are the sole owners of Applied Physics & Chemistry Laboratories, Inc.

RELATED PERSON TRANSACTIONS

Policies and Procedures for Related Party Transactions

As set forth in our audit committee charter, our audit committee is responsible for reviewing and approving all related-party transactions, which consist of all transactions and series of similar transactions to which we were a party or will be a party and in which any of our directors, executive officers and holders of more than 5% of our voting securities and their respective affiliates has a direct or indirect material interest. As used in this section, the terms “related person” and “transaction” have the meanings set forth in Item 404(a) of Regulation S-K under the Securities Act. In the course of its review and approval of transactions with related persons, the audit committee considers:

•	the nature of the related person’s interest in the transaction;

•	the material terms of the transaction, including the amount involved and the type of the transaction;

•	the importance of the transaction to the related person and to Amphastar;

•	whether the transaction would impair the judgment of a director or executive officer to act in our best interest and the best interest of our stockholders; and

•	any other matters the audit committee deems appropriate.

Any member of the audit committee who is a related person with respect to a transaction under review will not be able to participate in the discussions or vote on the approval or ratification of the transaction, other than to provide all material information regarding the transaction, including information regarding the extent of the member’s interest in the transaction, to the audit committee. However, such a director may be counted in determining the presence of a quorum at a meeting of the committee that considers the transaction. Any material changes to the terms of, or any renewal of, any of these transactions will also require the same approval. If a related party transaction will be ongoing, the audit committee may establish guidelines or other parameters or conditions relating to our participation in the transaction. The audit committee may from time to time pre-approve types or categories of transactions by related persons but we have no such pre-approved types or categories of transactions at this time.

Related Party Transactions

We describe below transactions and series of similar transactions, since the beginning of our last fiscal year, to which we were a party or will be a party, in which:

•	the amounts involved exceeded or will exceed $120,000; and

•
any of our directors, nominees for director, executive officers or holders of more than 5% of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

Other than as described below, there has not been, nor is there any currently proposed, transactions or series of similar transactions to which we have been or will be a party.

Other Transactions

We have granted stock options and DSUs to our named executive officers and certain of our directors. See the section titled “Executive Compensation—Outstanding Equity Awards at 2014 Year-End” for a description of these stock options and DSUs.

We have entered into employment agreements with certain of our executive officers that, among other things, provides for certain severance and change in control benefits. See the section titled “Executive Compensation—Potential Payments upon Termination or Change of Control.”

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and executive officers. The indemnification agreements, our amended and restated certificate of incorporation and our amended and restated bylaws require us to indemnify our directors to the fullest extent permitted by Delaware law.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires that our executive officers and directors, and persons who own more than 10% of our common stock, file reports of ownership and changes of ownership with the SEC. Such directors, executive officers and 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

SEC regulations require us to identify in this proxy statement anyone who filed a required report late during the most recent fiscal year. Based on our review of forms we received, or written representations from reporting persons stating that they were not required to file these forms, we believe that during our fiscal ended December 31, 2014, all Section 16(a) filing requirements were satisfied on a timely basis, except for a late Form 4 filed on behalf of Marilyn Purchase, our Corporate Executive Vice President of Operations and President of International Medication Systems, Ltd., on March 30, 2015 in connection with withholdings to satisfy tax liabilities in connection with the vesting of deferred stock units, and a late Form 4 filed on behalf of Jason Shandell, our President and a director, on March 30, 2015 in connection with withholdings to satisfy tax liabilities in connection with the vesting of deferred stock units.  Such late filing did not result in any liability under Section 16(b) of the Exchange Act.

Fiscal Year 2014 Annual Report and SEC Filings

Our financial statements for our fiscal year ended December 31, 2014 are included in our Annual Report on Form 10-K, which we will make available to stockholders at the same time as this proxy statement. This proxy statement and our annual report are posted on the Financials & Filings portion of our website at http://ir.amphastar.com/ and are available from the SEC at its website at http://www.sec.gov. You may also obtain a copy of our annual report without charge by sending a written request to Amphastar Pharmaceuticals, Inc., Attention: Investor Relations, 11570 6th Street, Rancho Cucamonga, California 91730.

*        *        *

The board of directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named in the enclosed proxy card will have discretion to vote the shares of our common stock they represent in accordance with their own judgment on such matters.

It is important that your shares of our common stock be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone or by using the Internet as instructed on the enclosed proxy card or execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.

THE BOARD OF DIRECTORS

Rancho Cucamonga, California April 8, 2015

APPENDIX A

AMPHASTAR PHARMACEUTICALS, INC.

2015 EQUITY INCENTIVE PLAN

1.           Purposes of the Plan.  The purposes of this Plan are:

•	to attract and retain the best available personnel for positions of substantial responsibility,

•	to provide additional incentive to Employees, Directors and Consultants, and

•	to promote the success of the Company’s business.

The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units, Performance Shares, and other stock or cash awards as the Administrator may determine.

2.           Definitions.  As used herein, the following definitions will apply:

(a)           “Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan.

(b)           “Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

(c)           “Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares, or other stock or cash awards as the Administrator may determine.

(d)           “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan.  The Award Agreement is subject to the terms and conditions of the Plan.

(e)           “Board” means the Board of Directors of the Company.

(f)           “Change in Control” means the occurrence of any of the following events:

(i)      A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than fifty percent (50%) of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection, the acquisition of additional stock by any one Person, who is considered to own more than fifty percent (50%) of the total voting power of the stock of the Company will not be considered a Change in Control; provided, however, that for purposes of this clause (i), (1) the acquisition of beneficial ownership of additional stock by any one Person who is considered to beneficially own more than fifty percent (50%) of the total voting power of the stock of the Company will not be considered a Change in Control; and (2) if the stockholders of the Company immediately before such change in ownership continue to retain immediately after the change in ownership, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately prior to the change in ownership, direct or indirect beneficial ownership of fifty percent (50%) or more of the total voting power of the stock of the Company or of the ultimate parent entity of the Company, such event shall not be considered a Change in Control under this clause (i). For this purpose, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company, as the case may be, either directly or through one or more subsidiary corporations or other business entities; or

(ii)      A change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election.  For purposes of this clause (ii), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or

(iii)     A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (iii), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (iii)(B)(3).  For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

For purposes of this definition, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.

Notwithstanding the foregoing, a transaction will not be deemed a Change in Control unless the transaction qualifies as a change in control event within the meaning of Code Section 409A, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and Internal Revenue Service guidance that has been promulgated or may be promulgated thereunder from time to time.

Further and for the avoidance of doubt, a transaction will not constitute a Change in Control if: (i) its sole purpose is to change the state of the Company’s incorporation, or (ii) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

(g)           “Code” means the Internal Revenue Code of 1986, as amended.  Reference to a specific section of the Code or regulation thereunder will include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

(h)           “Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board, or a duly authorized committee of the Board, in accordance with Section 4 hereof.

(i)             “Common Stock” means the common stock of the Company.

(j)            “Company” means Amphastar Pharmaceuticals, Inc., a Delaware corporation, or any successor thereto.

(k)           “Consultant” means any natural person, including an advisor, engaged by the Company or a Parent or Subsidiary to render bona fide services to such entity, provided the services (i) are not in connection with the offer or sale of securities in a capital-raising transaction, and (ii) do not directly promote or maintain a market for the Company’s securities, in each case, within the meaning of Form S-8 promulgated under the Securities Act, and provided, further, that a Consultant will include only those persons to whom the issuance of Shares may be registered under Form S-8 promulgated under the Securities Act.

(l)           “Determination Date” means the latest possible date that will not jeopardize the qualification of an Award granted under the Plan as “performance-based compensation” under Section 162(m) of the Code.

(m)           “Director” means a member of the Board.

(n)           “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

(o)           “Dividend Equivalent” means a credit, payable in cash or Shares, made at the discretion of the Administrator, to the account of a Participant in an amount equal to the cash dividends paid on one Share for each Share represented by an Award held by such Participant.  Dividend Equivalents may be subject to the same vesting restrictions as the related Shares subject to an Award, at the discretion of the Administrator.

(p)           “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company.  Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

(q)           “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(r)           “Exchange Program” means a program under which (i) outstanding Awards are surrendered or cancelled in exchange for awards of the same type (which may have higher or lower exercise prices and different terms), awards of a different type, and/or cash, (ii) Participants would have the opportunity to transfer any outstanding Awards to a financial institution or other person or entity selected by the Administrator, and/or (iii) the exercise price of an outstanding Award is increased or reduced.  The Administrator will determine the terms and conditions of any Exchange Program in its sole discretion.

(s)           “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i)      If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the New York Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market or the NASDAQ Capital Market of The NASDAQ Stock Market, its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii)      If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or, if no bids and asks were reported on that date, as applicable, on the last trading date such bids and asks were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii)     In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator.

(t)           “Fiscal Year” means the fiscal year of the Company.

(u)           “Incentive Stock Option” means an Option that by its terms qualifies and is intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(v)           “Inside Director” means a Director who is an Employee.

(w)           “Market Capitalization” means, as of any date, the Fair Market Value of a Share multiplied by the number of outstanding Shares on such date.

(x)           “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

(y)           “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(z)           “Option” means a stock option granted pursuant to the Plan.

(aa)         “Outside Director” means a Director who is not an Employee.

(bb)        “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(cc)         “Participant” means the holder of an outstanding Award.

(dd)        “Performance Goals” will have the meaning set forth in Section 12 of the Plan.

(ee)         “Performance Period” means any Fiscal Year of the Company or such other period as determined by the Administrator in its sole discretion.

(ff)          “Performance Share” means an Award denominated in Shares which may be earned in whole or in part upon attainment of Performance Goals or other vesting criteria as the Administrator may determine pursuant to Section 10.

(gg)        “Performance Unit” means an Award which may be earned in whole or in part upon attainment of Performance Goals or other vesting criteria as the Administrator may determine and which may be settled for cash, Shares or other securities or a combination of the foregoing  pursuant to Section 10.

(hh)        “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture.  Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.

(ii)           “Plan” means this 2015 Equity Incentive Plan.

(jj)           “Restricted Stock” means Shares issued pursuant to a Restricted Stock award under Section 7 of the Plan, or issued pursuant to the early exercise of an Option.

(kk)           “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 8.  Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

(ll)             “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(mm)         “Section 16(b)”  means Section 16(b) of the Exchange Act.

(nn)          “Service Provider” means an Employee, Director or Consultant.

(oo)          “Share” means a share of the Common Stock, as adjusted in accordance with Section 16 of the Plan.

(pp)          “Stock Appreciation Right” means an Award, granted alone or in connection with an Option, that pursuant to Section 9 is designated as a Stock Appreciation Right.

(qq)          “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

3.           Stock Subject to the Plan.

(a)           Stock Subject to the Plan.  Subject to the provisions of Sections 3(b) and 16 of the Plan, the maximum aggregate number of Shares that may be issued under the Plan is 5,000,000 Shares plus any Shares subject to stock options or other awards granted under the Company’s Amended and Restated 2005 Equity Incentive Award Plan, the Amphastar Pharmaceuticals, Inc. Amended and Restated 2002 Stock Option/Stock Issuance Plan and any other equity incentive plans or arrangement of the Company (the “Existing Plans”) that, on or after the date this Plan becomes effective, expire or otherwise terminate without having been exercised in full and Shares issued pursuant to awards granted under the Existing Plans that are forfeited to or repurchased by the Company, with the maximum number of Shares to be added to the Plan from previously granted awards under the Existing Plans equal to 12,000,000.  The Shares may be authorized, but unissued, or reacquired Common Stock.

(b)           Annual Share Reserve Increase.  Subject to the provisions of Section 16 of the Plan, the number of Shares available for issuance under the Plan will be increased on the first day of each Fiscal Year beginning with the 2016 Fiscal Year, in an amount equal to the least of (i) 3,000,000 Shares, (ii) two and one-half percent (2.5%) of the outstanding Shares on the last day of the immediately preceding Fiscal Year, or (iii) such number of Shares determined by the Board.

(c)           Lapsed Awards.  The following Shares will become available for future grant under the Plan (unless the Plan has terminated):

(i)      Shares subject to Awards of Stock Options or Stock Appreciation Rights that expire or become unexercisable without having been exercised in full, or are surrendered pursuant to an Exchange Program; and

(ii)      Shares subject to, or that have been issued with respect to, Awards of Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares that are terminated or forfeited to, or repurchased by, the Company due to failure to vest.

With respect to Stock Appreciation Rights, only Shares actually issued (i.e., the net Shares issued) pursuant to a Stock Appreciation Right will cease to be available under the Plan; all remaining Shares under Stock Appreciation Rights will remain available for future grant or sale under the Plan (unless the Plan has terminated).  Shares used to pay the exercise price of an Award or to satisfy the tax withholding obligations related to an Award will become available for future grant or sale under the Plan.  To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan.  Notwithstanding the foregoing and, subject to adjustment as provided in Section 16, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal the aggregate Share number stated in Section 3(a) (as increased pursuant to Section 3(b)), plus, to the extent allowable under Section 422 of the Code, any Shares that become available for issuance under the Plan pursuant to Section 3(c).

(d)           Share Reserve.  The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.

4.           Administration of the Plan.

(a)           Procedure.

(i)      Multiple Administrative Bodies.  Different Committees with respect to different groups of Service Providers may administer the Plan.

(ii)      Section 162(m).  To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan will be administered by a Committee of two (2) or more “outside directors” within the meaning of Section 162(m) of the Code.

(iii)     Rule 16b-3.  To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.

(iv)     Delegation of Authority for Day-to-Day Administration.  Except to the extent prohibited by Applicable Law, the Administrator may delegate to one or more individuals the day-to-day administration of the Plan and any of the functions assigned to it in this Plan.  Any such delegation may be revoked at any time.

(b)           Powers of the Administrator.  Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:

(i)      to determine the Fair Market Value;

(ii)      to select the Service Providers to whom Awards may be granted hereunder;

(iii)     to determine the number of Shares to be covered by each Award granted hereunder;

(iv)     to approve forms of Award Agreements for use under the Plan;

(v)      to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder.  Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator will determine;

(vi)     to institute and determine the terms and conditions of an Exchange Program (provided that the Administrator may not institute an Exchange Program without first receiving the consent of the Company’s stockholders);

(vii)    to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(viii)   to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws or for qualifying for favorable tax treatment under applicable foreign laws;

(ix)      to modify or amend each Award (subject to Section 21 of the Plan), including but not limited to the discretionary authority to extend the post-termination exercisability period of Awards and to extend the maximum term of an Option (subject to Section 6(b) of the Plan regarding Incentive Stock Options);

(x)      to allow Participants to satisfy tax withholding obligations in such manner as prescribed in Section 17 of the Plan;

(xi)      to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(xii)     to determine whether Awards (other than Options or SARs) will be adjusted for Dividend Equivalents;

(xiii)    to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that otherwise would be due to such Participant under an Award; and

(xiv)    to make all determinations and take all actions deemed necessary or advisable for administering the Plan.

(c)           Effect of Administrator’s Decision.  The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards.

5.           Eligibility.  Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, and such other cash or stock awards as the Administrator determines may be granted to Service Providers.  Incentive Stock Options may be granted only to Employees.

6.           Stock Options.

(a)           Grant.  The Administrator may grant Options to Service Providers.  Each Option will be evidenced by an Award Agreement that will specify the terms and conditions as the Administrator, in its sole discretion, will determine.

(b)           Limitations.

(i)      Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option.  However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Options will be treated as Nonstatutory Stock Options.  For purposes of this Section 6(a)(i), Incentive Stock Options will be taken into account in the order in which they were granted.  The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted.

(ii)      The Administrator will have complete discretion to determine the number of Shares subject to an Option granted to any Participant, provided that during any Fiscal Year, no Participant will be granted an Option covering more than 2,000,000 Shares.

(c)           Term of Option.  The term of each Option will be stated in the Award Agreement, but in no case will it exceed ten (10) years from the date of grant.  In the case of an Incentive Stock Option, the term will be ten (10) years from the date of grant or such shorter term as may be provided in the Award Agreement.  Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

(d)           Option Exercise Price and Consideration.

(i)      Exercise Price.  The per share exercise price for the Shares to be issued pursuant to exercise of an Option will be determined by the Administrator, but will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant, and with respect to an Incentive Stock Option granted to an Employee who owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant.  Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.

(ii)      Waiting Period and Exercise Dates.  At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.

(iii)     Form of Consideration.  The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment.  In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant.  Such consideration may consist entirely of: (1) cash; (2) check; (3) promissory note, to the extent permitted by Applicable Laws, (4) other Shares, provided that such Shares have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option will be exercised and provided that accepting such Shares will not result in any adverse accounting consequences to the Company, as the Administrator determines in its sole discretion; (5) consideration received by the Company under a broker-assisted (or other) cashless exercise program (whether through a broker or otherwise) implemented by the Company in connection with the Plan; (6) by net exercise; (7) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or (8) any combination of the foregoing methods of payment.

(e)           Exercise of Option.

(i)      Procedure for Exercise; Rights as a Stockholder.  Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement.  An Option may not be exercised for a fraction of a Share.

An Option will be deemed exercised when the Company receives: (i) a notice of exercise (in such form as the Administrator may specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with applicable withholding taxes).  Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan.  Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse.  Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option.  The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised.  No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 16 of the Plan.

Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(ii)      Termination of Relationship as a Service Provider.  If a Participant ceases to be a Service Provider, other than upon the Participant’s termination as the result of the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement).  In the absence of a specified time in the Award Agreement, the Option will remain exercisable for three (3) months following the Participant’s termination.  Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan.  If after termination the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iii)     Disability of Participant.  If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement).  In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following the Participant’s termination.  Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan.  If after termination the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iv)     Death of Participant.  If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator.  If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution.  In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following Participant’s death.  Unless otherwise provided by the Administrator, if at the time of death Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will immediately revert to the Plan.  If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(v)      Other Termination.  A Participant’s Award Agreement may also provide that if the exercise of the Option following the termination of Participant’s status as a Service Provider (other than upon the Participant’s death or Disability) would result in liability under Section 16(b), then the Option will terminate on the earlier of (A) the expiration of the term of the Option set forth in the Award Agreement, or (B) the 10th day after the last date on which such exercise would result in such liability under Section 16(b).  Finally, a Participant’s Award Agreement may also provide that if the exercise of the Option following the termination of the Participant’s status as a Service Provider (other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of Shares would violate the registration requirements under the Securities Act, then the Option will terminate on the earlier of (A) the expiration of the term of the Option or (B) the expiration of a period of three (3) months after the termination of the Participant’s status as a Service Provider during which the exercise of the Option would not be in violation of such registration requirements.

7.           Stock Appreciation Rights.

(a)           Grant of Stock Appreciation Rights.  The Administrator may grant Stock Appreciation Rights to Service Providers.  Each Stock Appreciation Right will be evidenced by an Award Agreement that will specify the terms and conditions as the Administrator, in its sole discretion, will determine.

(b)           Number of Shares.  The Administrator will have complete discretion to determine the number of Stock Appreciation Rights granted to any Participant, provided that during any Fiscal Year, no Participant will be granted Stock Appreciation Rights covering more than 2,000,000 Shares.

(c)           Exercise Price.  The per share exercise price for the Shares to be issued pursuant to exercise of a Stock Appreciation Right will be determined by the Administrator, but will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant

(d)           Expiration of Stock Appreciation Rights.  A Stock Appreciation Right granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement; provided, however, that the term will be no more than ten (10) years from the date of grant thereof.  Notwithstanding the foregoing, the rules of Section 6(e) also will apply to Stock Appreciation Rights.

(e)           Payment of Stock Appreciation Right Amount.  Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(i)      The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(ii)      The number of Shares with respect to which the Stock Appreciation Right is exercised.

At the discretion of the Administrator, the payment upon Stock Appreciation Right exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

8.           Restricted Stock.

(a)           Grant of Restricted Stock.  The Administrator may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.  Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction (if any), the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine.  Notwithstanding the foregoing sentence, for restricted stock intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, during any Fiscal Year no Participant will receive more than an aggregate of 1,000,000 Shares of Restricted Stock.  Unless the Administrator determines otherwise, Shares of Restricted Stock will be held by the Company as escrow agent until the restrictions on such Shares have lapsed.

(b)           Transferability.  Except as provided in this Section 8, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

(c)           Other Restrictions.  The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

(d)           Removal of Restrictions.  Except as otherwise provided in this Section 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction.  The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

(e)           Voting Rights.  During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

(f)           Dividends and Other Distributions.  During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement.  If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

(g)           Return of Restricted Stock to Company.  On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.

(h)           Section 162(m) Performance Restrictions.  For purposes of qualifying grants of Restricted Stock as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals.  The Performance Goals will be set by the Administrator on or before the Determination Date.  In granting Restricted Stock which is intended to qualify under Section 162(m) of the Code, the Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Section 162(m) of the Code (e.g., in determining the Performance Goals).

9.           Restricted Stock Units.

(a)           Grant.  The Administrator may grant Restricted Stock Units to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.  Each Restricted Stock Unit grant will be evidenced by an Award Agreement that will specify such other terms and conditions as the Administrator, in its sole discretion, will determine, including all terms, conditions, and restrictions related to the grant, the number of Restricted Stock Units and the form of payout, which, subject to Section 9(d), may be left to the discretion of the Administrator.  Notwithstanding anything to the contrary in this subsection (a), for Restricted Stock Units intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, during any Fiscal Year of the Company, no Participant will receive more than an aggregate of 1,000,000 Restricted Stock Units.

(b)           Vesting Criteria and Other Terms.  The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant.  The Administrator may set vesting criteria based upon the achievement of Company-wide, divisional, business unit, or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws or any other basis determined by the Administrator in its discretion.  After the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any restrictions for such Restricted Stock Units.

(c)           Form and Timing of Payment.  Payment of earned Restricted Stock Units will be made as soon as practicable after the date(s) set forth in the Award Agreement.  The Administrator, in its sole discretion, may pay earned Restricted Stock Units in cash, Shares, or a combination thereof.

(d)           Cancellation.  On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company.

(e)           Section 162(m) Performance Restrictions.  For purposes of qualifying grants of Restricted Stock Units as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals.  The Performance Goals will be set by the Administrator on or before the Determination Date.  In granting Restricted Stock Units which are intended to qualify under Section 162(m) of the Code, the Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Section 162(m) of the Code (e.g., in determining the Performance Goals).

10.           Performance Units and Performance Shares.

(a)           Grant of Performance Units/Shares.  Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion.  Each Performance Unit or Performance Share grant will be evidenced by an Award Agreement that will specify such other terms and conditions as the Administrator, in its sole discretion.  The Administrator will have complete discretion in determining the number of Performance Units/Shares granted to each Participant, provided that during any Fiscal Year, for Performance Units or Performance Shares intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, (i) no Participant will receive Performance Units having an initial value greater than $5,000,000, and (ii) no Participant will receive more than 1,000,000 Performance Shares.

(b)           Value of Performance Units/Shares.  Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant.  Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.

(c)           Performance Objectives and Other Terms.  The Administrator will set performance objectives or other vesting provisions (including, without limitation, continued status as a Service Provider) in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units/Shares that will be paid out to the Service Providers.  Each Award of Performance Units/Shares will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine.  The Administrator may set performance objectives based upon the achievement of Company-wide, divisional, business unit or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.

(d)           Earning of Performance Units/Shares.  After the applicable Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved.  After the grant of a Performance Unit/Share, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such Performance Unit/Share.

(e)           Form and Timing of Payment of Performance Units/Shares.  Payment of earned Performance Units/Shares will be made as soon as practicable after the expiration of the applicable Performance Period.  The Administrator, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof.

(f)           Cancellation of Performance Units/Shares.  On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares will be forfeited to the Company, and again will be available for grant under the Plan.

(g)           Section 162(m) Performance Restrictions.  For purposes of qualifying grants of Performance Units/Shares as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals.  The Performance Goals will be set by the Administrator on or before the Determination Date.  In granting Performance Units/Shares which are intended to qualify under Section 162(m) of the Code, the Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Section 162(m) of the Code (e.g., in determining the Performance Goals).

11.           Dividend Equivalents.

(a)           General.  The Administrator, in its discretion, may provide in the Award Agreement evidencing any Award that the Participant will be entitled to receive Dividend Equivalents with respect to the payment of cash dividends on Shares having a record date prior to the date on which the Awards are settled or forfeited.  The Dividend Equivalents, if any, will be credited to an Award in such manner and subject to such terms and conditions as determined by the Administrator in its sole discretion.  In the event of a dividend or distribution paid in Shares or any other adjustment made upon a change in the capital structure of the Company as described in Section 16 appropriate adjustments will be made to the Participant’s Award of Performance Units so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant would be entitled by reason of the consideration issuable upon settlement of the Award, and all such new, substituted or additional securities or other property will be immediately subject to the same vesting and settlement conditions as are applicable to the Award.

(b)           Section 162(m).  Dividend Equivalents will be subject to the Fiscal Year Code Section 162(m) limits applicable to the underlying Restricted Stock Unit, Performance Share or Performance Unit Award as set forth in Sections 9 and 10, as applicable, hereof.

12.           Performance-Based Compensation Under Code Section 162(m).

(a)           General.  If the Administrator, in its discretion, decides to grant an Award intended to qualify as “performance-based compensation” under Code Section 162(m), the provisions of this Section 12 will control over any contrary provision in the Plan; provided, however, that the Administrator may in its discretion grant Awards that are not intended to qualify as “performance-based compensation” under Section 162(m) of the Code to such Participants that are based on Performance Goals or other specific criteria or goals but that do not satisfy the requirements of this Section 12.

(b)           Performance Goals.  The granting and/or vesting of Awards of Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units and other incentives under the Plan may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Code Section 162(m) and may provide for a targeted level or levels of achievement (“Performance Goals”) including research and development milestones; business divestitures and acquisitions; cash flow; cash position; collaboration arrangements; collaboration progression; earnings (which may include earnings before interest and taxes; earnings before taxes and net earnings); earnings per Share; expense reduction; financing events; gross margin; growth with respect to any of the foregoing measures; growth in bookings; growth in revenues; growth in stockholder value relative to the moving average of the S&P 500 Index or another index; internal rate of return; market share; net income; net profit; net sales; new product development; new product invention or innovation; number of customers; operating cash flow; operating expenses; operating income; operating margin; pre-tax profit; product approvals; product sales; productivity; profit; projects in development; regulatory filings; return on assets; return on capital; return on stockholder equity; return on investment; return on sales; revenue; revenue growth; sales growth; sales results; stock price increase; time to market; total stockholder return; and working capital.  Any Performance Goals may be used to measure the performance of the Company as a whole or, except with respect to stockholder return metrics, to a region, business unit, affiliate or business segment, and may be measured either on an absolute basis, a per share basis or relative to a pre-established target, to a previous period’s results or to a designated comparison group, and, with respect to financial metrics, which may be determined in accordance with United States Generally Accepted Accounting Principles (“GAAP”), in accordance with accounting principles established by the International Accounting Standards Board (“IASB Principles”) or which may be adjusted when established to either exclude any items otherwise includable under GAAP or under IASB Principles or include any items otherwise excludable under GAAP or under IASB Principles.  The Performance Goals may differ from Participant to Participant and from Award to Award.  Prior to the Determination Date, the Administrator will determine whether any significant element(s) will be included in or excluded from the calculation of any Performance Goal with respect to any Participant.

(c)           Procedures.  To the extent necessary to comply with the performance-based compensation provisions of Code Section 162(m), with respect to any Award granted subject to Performance Goals, within the first twenty-five percent (25%) of the Performance Period, but in no event more than ninety (90) days following the commencement of any Performance Period (or such other time as may be required or permitted by Code Section 162(m)), the Administrator will, in writing, (i) designate one or more Participants to whom an Award will be made, (ii) select the Performance Goals applicable to the Performance Period, (iii) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period, and (iv) specify the relationship between Performance Goals and the amounts of such Awards, as applicable, to be earned by each Participant for such Performance Period.  Following the completion of each Performance Period, the Administrator will certify in writing whether the applicable Performance Goals have been achieved for such Performance Period.  In determining the amounts earned by a Participant, the Administrator will have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Administrator may deem relevant to the assessment of individual or corporate performance for the Performance Period.  A Participant will be eligible to receive payment pursuant to an Award for a Performance Period only if the Performance Goals for such period are achieved.

(d)           Additional Limitations.  Notwithstanding any other provision of the Plan, any Award which is granted to a Participant and is intended to constitute qualified performance based compensation under Code Section 162(m) will be subject to any additional limitations set forth in the Code (including any amendment to Section 162(m)) or any regulations and ruling issued thereunder that are requirements for qualification as qualified performance-based compensation as described in Section 162(m) of the Code, and the Plan will be deemed amended to the extent necessary to conform to such requirements.

13.           Outside Director Limitations.  No Outside Director may be granted, in any Fiscal Year, Awards with a grant date fair value (determined in accordance with U.S. generally accepted accounting principles) of greater than $500,000, increased to $750,000 in the Fiscal Year of his or her initial service as an Outside Director.  Any Awards granted to an individual while he or she was an Employee, or while he or she was a Consultant but not an Outside Director, will not count for purposes of the limitations under this Section 13.

14.           Leaves of Absence/Transfer Between Locations.  Unless the Administrator provides otherwise, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence.  A Participant will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary.  For purposes of Incentive Stock Options, no such leave may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract.  If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then six (6) months following the first (1st) day of such leave any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.

15.           Transferability of Awards.  Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant.  If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate.

16.           Adjustments; Dissolution or Liquidation; Change in Control.

(a)           Adjustments.  In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust the number and class of Shares that may be delivered under the Plan and/or the number, class, and price of Shares covered by each outstanding Award, and the numerical Share limits in Sections 3, 6, 7, 8, 9, 10, and 12 of the Plan.

(b)           Dissolution or Liquidation.  In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction.  To the extent it previously has not been exercised, an Award will terminate immediately prior to the consummation of such proposed action.

(c)           Change in Control.  In the event of a Change in Control, each outstanding Award will be treated as the Administrator determines, including, without limitation, that (i) Awards may be assumed, or substantially equivalent Awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof) with appropriate adjustments as to the number and kind of shares and prices; (ii) upon written notice to a Participant, that the Participant’s Awards will terminate upon or immediately prior to the consummation of such Change in Control; (iii) outstanding Awards will vest and become exercisable, realizable, or payable, or restrictions applicable to an Award will lapse, in whole or in part prior to or upon consummation of such Change in Control, and, to the extent the Administrator determines, terminate upon or immediately prior to the effectiveness of such merger or Change in Control; (iv) (A) the termination of an Award in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights as of the date of the occurrence of the transaction (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment), or (B) the replacement of such Award with other rights or property selected by the Administrator in its sole discretion; or (v) any combination of the foregoing.  In taking any of the actions permitted under this Section 16(c), the Administrator will not be required to treat all Awards similarly in the transaction.

In the event that the successor corporation does not assume or substitute for the Award, the Participant will fully vest in and have the right to exercise all of his or her outstanding Options and Stock Appreciation Rights, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met.  In addition, if an Option or Stock Appreciation Right is not assumed or substituted in the event of a Change in Control, the Administrator will notify the Participant in writing or electronically that the Option or Stock Appreciation Right will be exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or Stock Appreciation Right will terminate upon the expiration of such period.

For the purposes of this subsection (c), an Award will be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Restricted Stock Unit, Performance Unit or Performance Share, for each Share subject to such Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.

Notwithstanding anything in this Section 16(c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant’s consent; provided, however, a modification to such performance goals only to reflect the successor corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

Notwithstanding anything in this Section 16(c) to the contrary, if a payment under an Award Agreement is subject to Code Section 409A and if the change in control definition contained in the Award Agreement does not comply with the definition of “change of control” for purposes of a distribution under Code Section 409A, then any payment of an amount that is otherwise accelerated under this Section will be delayed until the earliest time that such payment would be permissible under Code Section 409A without triggering any penalties applicable under Code Section 409A.

(d)           Outside Director Awards.  With respect to Awards granted to an Outside Director, in the event of a Change in Control, then the Participant will fully vest in and have the right to exercise Options and/or Stock Appreciation Rights as to all of the Shares underlying such Award, including those Shares which otherwise would not be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met.

17.           Tax.

(a)           Withholding Requirements.  Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof) or such earlier time as any tax withholding obligations are due, the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign or other taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).

(b)           Withholding Arrangements.  The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (without limitation) (i) paying cash, (ii) electing to have the Company withhold otherwise deliverable Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld, (iii) delivering to the Company already-owned Shares having a Fair Market Value equal to the statutory amount required to be withheld, provided the delivery of such Shares will not result in any adverse accounting consequences, as the Administrator determines in its sole discretion, or (iv) selling a sufficient number of Shares otherwise deliverable to the Participant through such means as the Administrator may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld.  The amount of the withholding requirement will be deemed to include any amount which the Administrator agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined.  The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

(c)           Compliance With Code Section 409A.  Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Code Section 409A such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A, except as otherwise determined in the sole discretion of the Administrator.  The Plan and each Award Agreement under the Plan is intended to meet the requirements of Code Section 409A and will be construed and interpreted in accordance with such intent, except as otherwise determined in the sole discretion of the Administrator.  To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Code Section 409A, the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Code Section 409A, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A.

18.           No Effect on Employment or Service.  Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company, nor will they interfere in any way with the Participant’s right or the Company’s right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

19.           Date of Grant.  The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator.  Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

20.           Term of Plan.  Subject to Section 24 of the Plan, the Plan will become effective upon its adoption by the Board.  It will continue in effect for a term of ten (10) years from the date adopted by the Board, unless terminated earlier under Section 21 of the Plan.

21.           Amendment and Termination of the Plan.

(a)           Amendment and Termination.  The Administrator may at any time amend, alter, suspend or terminate the Plan.

(b)           Stockholder Approval.  The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c)           Effect of Amendment or Termination.  No amendment, alteration, suspension or termination of the Plan will materially impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company.  Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

22.           Conditions Upon Issuance of Shares.

(a)           Legal Compliance.  Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

(b)           Investment Representations.  As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

23.           Inability to Obtain Authority.  The inability of the Company to obtain authority from any regulatory body having jurisdiction or to complete or comply with the requirements of any registration or other qualification of the Shares under any state, federal or foreign law or under the rules and regulations of the Securities and Exchange Commission, the stock exchange on which Shares of the same class are then listed, or any other governmental or regulatory body, which authority, registration, qualification or rule compliance is deemed by the Company’s counsel to be necessary or advisable for the issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority, registration, qualification or rule compliance will not have been obtained.

24.           Stockholder Approval.  The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board.  Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

AMPHASTAR PHARMACEUTICALS, INC. C/O BROADRIDGE P.O. BOX 1342 BRENTWOOD, NY 11717
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M87948-P63118	KEEP THIS PORTION FOR YOUR RECORDS
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AMPHASTAR PHARMACEUTICALS, INC.
The Board of Directors recommends you vote FOR the following:
1.	Election of Directors
	Nominees:		For	Against	Abstain
	1a.	Mary Ziping Luo	☐	☐	☐
	1b.	Michael A. Zasloff	☐	☐	☐
	1c.	Howard Lee	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.								For	Against	Abstain
2.	To adopt the 2015 Equity Incentive Plan.							☐	☐	☐
3.	To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2015.							☐	☐	☐
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]			Date			Signature (Joint Owners)	Date

Important  Notice  Regarding  the Availability  of Proxy Materials  for the Annual  Meeting:
The Notice and Proxy Statement  and Annual Report are available at www.proxyvote.com.

M87949-P63118

AMPHASTAR PHARMACEUTICALS, INC.
Annual Meeting of Shareholders
May 27, 2015 10:00 AM, PDT
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Jack Yongfeng Zhang, Jason B. Shandell and William J. Peters, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of AMPHASTAR PHARMACEUTICALS, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of shareholders to be held at 10:00 AM, PDT on May 27, 2015, at 11570 6th Street, Rancho Cucamonga, CA 91730, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side